                                                              Exhibit 10(zz)


                                                              EXECUTION COPY
                                                              --------------




                        AGREEMENT AND PLAN OF MERGER

                                BY AND AMONG

                         K-V PHARMACEUTICAL COMPANY,

                   KESTREL-FALCON ACQUISITION CORPORATION,

                              FP1096, INC., AND

                      FEMMEPHARMA HOLDING COMPANY, INC.




                           DATED AS OF MAY 4, 2005


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
                                                   TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS.................................................................................................1

ARTICLE II THE MERGER................................................................................................14
         2.1      THE MERGER.........................................................................................14
         2.2      EFFECTIVE TIME.....................................................................................14
         2.3      EFFECT OF THE MERGER...............................................................................14
         2.4      ARTICLES OF INCORPORATION AND BYLAWS...............................................................14
         2.5      DIRECTORS AND OFFICERS.............................................................................15
         2.6      EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS..............................15
         2.7      DISSENTING SHARES..................................................................................17
         2.8      SURRENDER OF CERTIFICATES..........................................................................17
         2.9      NO FURTHER OWNERSHIP RIGHTS IN FP1096 CAPITAL STOCK................................................19
         2.10     LOST, STOLEN OR DESTROYED CERTIFICATES.............................................................19
         2.11     CLOSING DATE DELIVERIES OF FP1096 AND FEMMEPHARMA..................................................19
         2.12     CLOSING DATE DELIVERIES OF K-V.....................................................................20
         2.13     TAKING OF NECESSARY ACTION; FURTHER ACTION.........................................................21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF FP1096 AND FEMMEPHARMA.................................................21
         3.1      ORGANIZATION.......................................................................................21
         3.2      FP1096 CAPITAL STRUCTURE...........................................................................21
         3.3      SUBSIDIARIES.......................................................................................23
         3.4      AUTHORITY..........................................................................................23
         3.5      NO CONFLICT........................................................................................23
         3.6      CONSENTS...........................................................................................23
         3.7      REGULATORY MATTERS.................................................................................24
         3.8      FP1096 FINANCIAL STATEMENTS........................................................................25
         3.9      NO UNDISCLOSED LIABILITIES.........................................................................26
         3.10     NO CHANGES.........................................................................................26
         3.11     TAX MATTERS........................................................................................27
         3.12     RESTRICTIONS ON BUSINESS ACTIVITIES................................................................28
         3.13     TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; SUFFICIENCY OF ASSETS......................29
         3.14     INTELLECTUAL PROPERTY..............................................................................30
         3.15     AGREEMENTS, CONTRACTS AND COMMITMENTS..............................................................32
         3.16     INTERESTED PARTY TRANSACTIONS......................................................................32
         3.17     GOVERNMENTAL AUTHORIZATION.........................................................................32
         3.18     LITIGATION.........................................................................................32
         3.19     MINUTE BOOKS.......................................................................................33
         3.20     ENVIRONMENTAL MATTERS..............................................................................33
         3.21     BROKERS' AND FINDERS' FEES.........................................................................34
         3.22     EMPLOYEE BENEFIT PLANS AND COMPENSATION............................................................34
         3.23     INSURANCE..........................................................................................35

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         3.24     COMPLIANCE WITH LAWS...............................................................................36
         3.25     WARRANTIES; INDEMNITIES............................................................................36
         3.26     COPIES OF MATERIALS................................................................................36
         3.27     FULL DISCLOSURE....................................................................................36
         3.28     INFORMATION STATEMENT..............................................................................36
         3.29     OWNERSHIP OF FP1096 CAPITAL STOCK..................................................................37
         3.30     ABSENCE OF CLAIMS BY THE SHAREHOLDERS..............................................................37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF K-V AND K-V SUB.........................................................37
         4.1      ORGANIZATION, STANDING AND POWER...................................................................37
         4.2      AUTHORITY..........................................................................................37
         4.3      CONSENTS...........................................................................................38
         4.4      CAPITAL RESOURCES..................................................................................38
         4.5      BROKER'S AND FINDERS' FEES.........................................................................38
         4.6      NO CONFLICTS.......................................................................................38
         4.7      INTERIM OPERATIONS OF K-V SUB......................................................................38

ARTICLE V ADDITIONAL AGREEMENTS......................................................................................38
         5.1      CONFIDENTIALITY....................................................................................38
         5.2      EXPENSES...........................................................................................40
         5.3      FIRPTA COMPLIANCE..................................................................................40
         5.4      ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES........................................................40
         5.5      RETAINED EMPLOYMENT LIABILITIES....................................................................40
         5.6      ADDITIONAL INFORMATION.............................................................................41
         5.7      NON-COMMERCIALIZATION..............................................................................41
         5.8      TAX MATTERS........................................................................................41

ARTICLE VI CONDITIONS TO THE MERGER..................................................................................43
         6.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.......................................43
         6.2      CONDITIONS TO THE OBLIGATIONS OF K-V AND K-V SUB...................................................43
         6.3      CONDITIONS TO OBLIGATIONS OF FP1096, FEMMEPHARMA AND THE SHAREHOLDERS..............................46

ARTICLE VII SURVIVAL; INDEMNIFICATION................................................................................47
         7.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................................47
         7.2      INDEMNIFICATION....................................................................................48
         7.3      PROCEDURE..........................................................................................49
         7.4      LIMITATION ON INDEMNIFICATION; ESCROW..............................................................50
         7.5      EXCLUSIVE REMEDY...................................................................................52
         7.6      ESCROW AND ESCROW RELEASE AMOUNT...................................................................52
         7.7      SELLER REPRESENTATIVE..............................................................................52

ARTICLE VIII GENERAL PROVISIONS......................................................................................53
         8.1      TERMINATION........................................................................................53
         8.2      EFFECT OF TERMINATION..............................................................................53
         8.3      NOTICES............................................................................................53


                                     -ii-

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                                                      (CONTINUED)

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         8.4      INTERPRETATION.....................................................................................54
         8.5      COUNTERPARTS.......................................................................................55
         8.6      AMENDMENT..........................................................................................55
         8.7      ENTIRE AGREEMENT; ASSIGNMENT.......................................................................55
         8.8      SEVERABILITY.......................................................................................55
         8.9      OTHER REMEDIES.....................................................................................55
         8.10     GOVERNING LAW; VENUE...............................................................................55
         8.11     RULES OF CONSTRUCTION..............................................................................56
         8.12     WAIVER OF JURY TRIAL...............................................................................56

                              INDEX OF EXHIBITS


EXHIBIT               DESCRIPTION
-------               -----------

Exhibit A             Asset Contribution Agreement

Exhibit B             Form of Escrow Agreement

Exhibit C             Form of License Agreement

Exhibit D             Form of Release Agreement

Exhibit E             Retained Contracts

Exhibit F             List of Shareholders

Exhibit G             Form of Transition Agreement

Exhibit H1            Form of Merger Certificate

Exhibit H2            Form of Certificate of Merger of Domestic Corporation
                      into Foreign Corporation

Exhibit I             Letter of Transmittal

Exhibit J             Closing Instructions

Exhibit K             Form(s) of Proprietary Information, Confidentiality
                      and Assignment Agreement




SCHEDULES
---------

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and
                                                  ---------
entered into as of May 4, 2005 by and among K-V Pharmaceutical Company, a Delaware corporation ("K-V"), Kestrel-Falcon Acquisition Corporation, a
                       ---
Delaware corporation and a wholly-owned subsidiary of K-V Pharmaceutical ("K-V Sub"), FP1096, Inc., a Pennsylvania corporation ("FP1096"), and
  -------                                               ------
FemmePharma Holding Company, Inc., a Delaware corporation and a wholly-owned subsidiary of FP1096 ("FemmePharma").
                       -----------

                                  RECITALS

         A. K-V and FP1096 believe it is in the best interests of each company and its respective shareholders that K-V acquire FP1096 through the statutory merger of K-V Sub with and into FP1096 (the "Merger").
                                                       ------

         B. Immediately prior to the Merger, FP1096 will have executed and delivered the Asset Contribution Agreement (as defined in Article I) and the License Agreement (as defined in Article I) as a condition to K-V to consummate the transactions pursuant to this Agreement.

         C. Immediately prior to the Merger, FP1096 will have consummated the Spin Off (as defined in Article I) as a condition to FP1096 to consummate the transactions pursuant to this Agreement.

         Therefore, in consideration of the premises and mutual covenants and conditions set forth herein and intending to be legally bound, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS
                                 -----------

         The terms defined in this Article I, whenever used in this Agreement, including without limitation in the exhibits and schedules hereto and the disclosure letters delivered in connection herewith, unless otherwise specified, shall have the following meanings:

         "Accounts Receivable" means, in the ordinary course of business:
          -------------------
(i) all trade accounts receivable and other rights to payment from customers of FP1096 and the full benefit of all security for such accounts or rights to payment, (ii) all other accounts or notes receivable of FP1096, and the full benefit of all security for such accounts or notes, and (iii) any claim, remedy or other right related to any of the foregoing.

         "Affiliate" means with respect to any Person, any other Person that
          ---------
directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "control" of such first Person (including the terms "controlling," "controlled by" and "under common control with" such first Person) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such first Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" has the meaning given to it in the first paragraph of
          ---------
this Agreement.

         "Anti-infective Product" means any local regional, topical or
          ----------------------
intravaginally administered product that is delivered to the pelvic region used for the treatment of candidiasis, bacterial vaginosis or trichomoniasis, whether such conditions are described by such terms or any other terminology.

         "Appraisal" has the meaning given to it in Section 6.2(u) of this
          ---------
Agreement.

         "Asset Contribution Agreement" means the Asset Contribution
          ----------------------------
Agreement dated as of the date hereof by and between FP1096 and FemmePharma in substantially the form of EXHIBIT A.

         "Audit" has the meaning given to it in Section 5.8(c).
          -----

         "Balance Sheet Date" has the meaning given to it in Section 3.8(a).
          ------------------

         "Books and Records" of any Person means all files, documents,
          -----------------
correspondence, instruments, papers, books and records relating to the business, operations, condition, financial or other results of operations, and assets of such Person, including without limitation, financial statements and information; employment and personnel records, including employee medical surveillance records; tax returns; budgets, business plans, projections, prospects, opportunities and strategies; reliability and cost data; pricing lists, formulas and guidelines; ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers and legal matters; customer lists; advertising and promotions; computer files and programs; retrieval programs; operating data and plans; environmental studies and plans; and all employee rosters and other employee related documents and copies of all personnel records required by Law to be retained.

         "Business Day" means each day that is not a Saturday, Sunday or
          ------------
holiday on which banking institutions located in New York, New York are authorized or obligated by Law to close.

         "Business Facility" means any real property that is or at any time
          -----------------
has been owned, operated, occupied, controlled or leased by either FP1096 or FemmePharma in connection with the operation of its business.

         "Cap" has the meaning given to it in Section 7.4.
          ---

         "Charter Documents" has the meaning given to it in Section 3.1.
          -----------------

         "Claim" has the meaning given to it in Section 7.3(b).
          -----

         "Claim Notice" has the meaning given to it in Section 7.3(b).
          ------------

         "Clinical Trials" means, with respect to a product, any and all
          ---------------
animal, non-human, and non-clinical trials and human clinical trials performed by or under authority of FP1096 or its Affiliate prior to the Closing Date, and the foreign equivalents of such trials, performed prior to or following the filing of a Marketing Authorization Application for purposes of obtaining approval therefore, including phase I, phase II and phase III clinical trials in the United States as defined under the FFDCA and their foreign equivalents, and any clinical studies performed after such approval is obtained.

         "Closing" has the meaning given to it in Section 2.2.
          -------

         "Closing Date" has the meaning given to it in Section 2.2.
          ------------

         "Closing Instructions" has the meaning given to it in Section
          --------------------
2.8(g).

         "Closing Payments" has the meaning given to it in Section 2.8(g).
          ----------------

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of
          -----
1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.
          ----

         "Confidential Information" has the meaning given to it in Section
          ------------------------
5.1(c).

         "Conflict" has the meaning given to it in Section 3.5.
          --------

         "Consideration Per Share" means $6.0990 per share, subject to the
          -----------------------
last paragraph of Section 2.6(a).

         "Contract" means any agreement, joint venture agreement,
          --------
partnership agreement, assignment, lease, sublease or other occupancy agreement, license, sublicense, settlement agreement, consent decree, stipulation, promissory note, evidence of indebtedness, loan agreement, credit agreement or document, indenture, security agreement, insurance policy, purchase order, or other contract, arrangement, understanding or conduct giving rise to any binding commitment, whether written or oral, including any amendments, supplements or modifications thereto.

         "Copyrights" has the meaning given to it in the definition of
          ----------
Intellectual Property Rights.

         "Current Balance Sheet" has the meaning given to it in Section
          ---------------------
3.8(a).

         "Damage" means any loss, damage, deficiency, cost, expense or other
          ------
Liability, including attorneys' fees and expenses of investigation and defense and all other amounts paid in investigation, defense or settlement of any of the foregoing, in each case whether or not arising out of third-party claims. Damage shall not include a reduction in amount or limitation on the use of FP1096's net operating loss carryforward to offset income attributable to any taxable period (or portion thereof) beginning after the Closing Date.

         "Danazol" has the meaning given to it in The Merck Index, 13th
          -------
Edition (2001).

         "Danazol Product" has the meaning given to it under the definition
          ---------------
of K-V Product.

         "Data" means, with respect to a K-V Product developed by or on
          ----
behalf of FP1096, all data, analyses, opinions, results, reports, clinical Development tests and results, and other information, in FP1096's possession or control and generated or used in or for or material to the

Development of a K-V Product developed by or on behalf of FP1096, including such data and information with respect to a K-V Product developed by or on behalf of FP1096 that relates to: (i) any screening, optimization, and in vitro and in vivo testing and studies, (ii) the pharmacological properties, including pharmacokinetic, toxicological and metabolic properties or composition of the K-V Product or any of its components, (iii) protocols and methods for Development, and protocol and process changes and amendments,
(iv) safety data and information, adverse effects, adverse reactions and events, clinical databases, case report forms, and patient records, and (v) all other data and information included in any Marketing Authorization Application, other Regulatory Documentation, or otherwise provided or made available to, or received from, any Regulatory Authority, or developed or obtained in order to meet the requirements of any applicable Laws or to seek Regulatory Approval with respect to a K-V Product as developed by or on behalf of FP1096.

         "Development," and with correlative meaning "Develop," means, with
          -----------                                 -------
respect to a product, all formulation development, process development, stability studies, Manufacturing development, production of clinical product batches, validation studies, qualification, quality assurance/quality control testing, regulatory affairs (including meetings with and other communications to and from Regulatory Authorities), and other development and preparation for the Manufacture, supply and commercialization of or for the product in any and all countries, including all activities for pre-clinical testing and studies, the evaluation of toxicological, pharmacological, metabolic or other clinical aspects of the product, Clinical Trials and activities otherwise related to the submission of Marketing Authorization Applications and seeking Regulatory Approvals.

         "Dissenting Share Payments" has the meaning given to it in Section
          -------------------------
2.7(c).

         "Dissenting Shares" has the meaning given to it in Section 2.7(a).
          -----------------

         "DOL" means the United States Department of Labor.
          ---

         "Effective Time" has the meaning given to it in Section 2.2.
          --------------

         "Employee" means any current or former employee, consultant or
          --------
director of FP1096 or any ERISA Affiliate.

         "Employee Agreement" means each management, employment, severance,
          ------------------
consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, or contract (including, without limitation, any offer letter or any agreement providing for acceleration of FP1096 Options, or any other agreement providing for compensation or benefits) between FP1096 or any ERISA Affiliate and any Employee.

         "Employment Liabilities" means any and all claims, debts,
          ----------------------
commitments, obligations or other Liabilities whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto, and including those debts, obligations and other Liabilities arising under Law, rule, regulation, permits, actions or proceedings before any Governmental Entity, order or consent decree or any award of any arbitrator of any kind relating to any FP1096 Employee Plan, International Employee Plan, or otherwise to an Employee.

         "Environmental Laws" means all applicable rules, regulations,
          ------------------
orders, treaties, statutes, and codes and other Laws promulgated by any Governmental Entity which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Entities, the regulations promulgated to any of the foregoing, and all amendments and modifications of any of the foregoing.

         "Environmental Permit" means any approval, permit, license,
          --------------------
clearance or consent required to be obtained from any private person or any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by FP1096 or FemmePharma.

         "ERISA" means the Employee Retirement Income Security Act of 1974,
          -----
as amended.

         "ERISA Affiliate" means any other Person that is or has been under
          ---------------
common control with FP1096 or a subsidiary of FP1096 within the meaning of
Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

         "Escrow Agent" means U.S. Bank National Association.
          ------------

         "Escrow Agreement" means the Escrow Agreement by and among K-V,
          ----------------
FP1096, FemmePharma, the Seller Representative and the Escrow Agent in substantially the form attached hereto as EXHIBIT B.

         "Escrow Amount" means $1,750,000 and any interest thereon received
          -------------
by the Escrow Agent from time to time following the investment thereof.

         "Escrow Amount Per Share" means $0.4339 per share, being the
          -----------------------
quotient obtained by dividing (i) $1,750,000 by (ii) the Total Outstanding Shares, less the Excluded Shares, measured on an as-converted to FP1096 Common Stock basis as of the Effective Time.

         "Escrow Fund" means the Escrow Amount deposited by K-V with the
          -----------
Escrow Agent under the terms of this Agreement and the Escrow Agreement, which shall be subject to increase and decrease over time, as provided under the Escrow Agreement.

         "Excluded Shares" means the 87,412.5 shares of FP1096 Series C
          ---------------
Preferred Stock held by K-V as of the date hereof, as the same may be adjusted for stock splits, stock dividends, stock combinations and the like, or as converted into FP1096 Common Stock.

         "Final Return" has the meaning given to it in Section 5.8(a).
          ------------

         "FP1096" has the meaning given to it in the first paragraph of this
          ------
Agreement.

         "FP1096 Authorizations" has the meaning given to it in Section
          ---------------------
3.17.

         "FP1096 Business" means (i) the K-V Products developed by or on
          ---------------
behalf of FP1096, (ii) all Development, Clinical Trials, Manufacture, marketing, distribution, sale, use and other commercialization and exploitation of the K-V Products developed by or on behalf of FP1096, and
(iii) all Data and Regulatory Documentation for the K-V Products developed by or on behalf of FP1096; each in any and all countries and only to the extent conducted by or on behalf of FP1096 and any of its Affiliates prior to the Closing.

         "FP1096 Capital Stock" means FP1096 Common Stock, FP1096 Preferred
          --------------------
Stock and any other shares of capital stock, if any, of FP1096, taken together.

         "FP1096 Closing Balance Sheet" has the meaning given to it in
          ----------------------------
Section 3.9.

         "FP1096 Common Shareholder" means a holder of FP1096 Common Stock,
          -------------------------
each of whom is listed on Section 3.2(a)(1) of the FP1096 Disclosure Letter.

         "FP1096 Common Stock" means shares of common stock, no par value,
          -------------------
of FP1096.

         "FP1096 Disclosure Letter" means the letter entitled FP1096
          ------------------------
Disclosure Letter to be delivered by FP1096 and FemmePharma to K-V concurrently with the execution and delivery of this Agreement, addressing certain matters specifically called for by this Agreement.

         "FP1096 Employee Plan" means any plan, program, policy, practice,
          --------------------
contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, retirement benefits, performance awards, stock or stock-related awards, including the Plans, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of
Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by FP1096 or any ERISA Affiliate for the benefit of any Employee, or with respect to which FP1096 or any ERISA Affiliate has or may have any liability or obligation.

         "FP1096 Financial Statements" has the meaning given to it in
          ---------------------------
Section 3.8(a).

         "FP1096 Options" means all issued and outstanding options,
          --------------
including commitments to grant options, to purchase or otherwise acquire FP1096 Capital Stock, whether or not vested, held by any Person, each of which FP1096 Options and the Persons in whose name the same are recorded are listed on Section 3.2(b) of the FP1096 Disclosure Letter.

         "FP1096 Preferred Shareholder" means a holder of FP1096 Preferred
          ----------------------------
Stock, each of whom is listed on Section 3.2(a)(1) of the FP1096 Disclosure Letter.

         "FP1096 Preferred Stock" means FP1096 Series A Preferred Stock,
          ----------------------
FP1096 Series B Preferred Stock, FP1096 Series C Preferred Stock and FP1096 Series D Preferred Stock, taken together.

         "FP1096 Series A Preferred Shareholder" means a holder of FP1096
          -------------------------------------
Series A Preferred Stock, each of whom is listed in the FP1096 Disclosure
Letter.

         "FP1096 Series A Preferred Stock" means the Series A Preferred
          -------------------------------
Stock, no par value, of FP1096.

         "FP1096 Series B Preferred Shareholder" means a holder of FP1096
          -------------------------------------
Series B Preferred Stock, each of whom is listed in the FP1096 Disclosure
Letter.

         "FP1096 Series B Preferred Stock" means the Series B Preferred
          -------------------------------
Stock, no par value, of FP1096.

         "FP1096 Series C Preferred Shareholder" means a holder of FP1096
          -------------------------------------
Series C Preferred Stock, each of whom is listed in the FP1096 Disclosure
Letter.

         "FP1096 Series C Preferred Stock" means the Series C Preferred
          -------------------------------
Stock, no par value, of FP1096.

         "FP1096 Series D Preferred Shareholder" means a holder of FP1096
          -------------------------------------
Series D Preferred Stock, each of whom is listed in the FP1096 Disclosure
Letter.

         "FP1096 Series D Preferred Stock" means the Series D Preferred
          -------------------------------
Stock, no par value, of FP1096.

         "FP1096 Stock Certificates" has the meaning given to it in Section
          -------------------------
2.8(c).

         "FP1096 Warrants" means all issued and outstanding warrants or
          ---------------
other rights, including commitments to grant warrants or other rights, but excluding FP1096 Options, to purchase or otherwise acquire FP1096 Capital Stock, whether or not vested, held by any Person, each of which FP1096 Warrants and the Persons in whose name the same are recorded are listed on
Section 3.2(b) of the FP1096 Disclosure Letter.

         "FemmePharma" has the meaning given to it in the first paragraph of
          -----------
this Agreement.

         "FemmePharma Affiliate" means, with respect to FemmePharma, any
          ---------------------
other entity that, directly or indirectly, controls, or is controlled by, or is under common control with, FemmePharma. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession of the power to direct or cause the direction of the management and policies of such entity.

         "FemmePharma Technology" has the meaning given to it in the License
          ----------------------
Agreement.

         "FDA" means the United States Food and Drug Administration and any
          ---
successor agency or authority thereto.

         "FFDCA" means the United States Federal Food, Drug and Cosmetic Act
          -----
and rules and regulations thereunder and any successor thereto.

         "FICA" has the meaning given to it in Section 3.11(a)(ii).
          ----

         "FIRPTA Compliance Certificate" has the meaning given to it in
          ------
Section 5.3.

         "FUTA" has the meaning given to it in Section 3.11(a)(ii).
          ----

         "GAAP" means United States generally accepted accounting principles
          ----
consistently applied.

         "Governmental Entity" means any court, administrative agency or
          -------------------
commission or other federal, state, county, local, foreign or other governmental authority, instrumentality, agency or commission.

         "Hazardous Material" means any material, chemical, substance or
          ------------------
waste that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment or the disposal, treatment, transfer, storage or manufacture of which is regulated in any manner by a Governmental Entity.

         "Hazardous Materials Activity" means the transportation, transfer,
          ----------------------------
recycling, storage, use, treatment, manufacture, removal, remediation, release or threat of release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

         "IND" means an Investigational New Drug submission under the FFDCA.
          ---

         "Indemnified Party" has the meaning given to it in Section 7.2(b).
          -----------------

         "Indemnifying Party" has the meaning given to it in Section 7.2(b).
          ------------------

         "Initial Danazol Product" means the intravaginally administered
          -----------------------
Danazol product that has been Developed by or on behalf of FP1096, including but not limited to as described in IND 51,223 (and any amendments thereto) as filed with the FDA prior to the Closing Date.

         "Intellectual Property Rights" means any and all of the following
          ----------------------------
and all statutory and common law rights throughout the world in, arising out of, or associated therewith: (i) patents and patent applications in the world, including but not limited to any and all equivalents, provisional applications, non-provisional applications, continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, international applications, national phase applications, regional phase applications, registrations, confirmations, renewals, petty patent applications, and utility model applications, that may be filed in the United States and every foreign country, and the patents, extensions (including, without limitation, patent term extensions and supplementary protection certificates), counterparts or derivations thereof, both foreign and domestic (collectively, "Patents"), (ii) all inventions (whether
                             -------
patentable or not), invention disclosures, improvements, data, all trade secrets, confidential information, proprietary information, know how and technology (collectively, "Trade Secrets"), (iii) all copyrights, copyright
                           -------------
registrations and applications, including moral rights, and all other grants for the protection of industrial designs and any registrations and applications therefor (collectively, "Copyrights"), and (iv) any similar,
                                      ----------
corresponding or equivalent rights to any of the foregoing or other intellectual property or proprietary rights anywhere in the world.

         "International Employee Plan" means each FP1096 Employee Plan or
          ---------------------------
Employee Agreement that has been adopted or maintained by FP1096 or any ERISA Affiliate, whether formally or informally or with respect to which FP1096 or any ERISA Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

         "IRS" means the United States Internal Revenue Service.
          ---

         "K-V" has the meaning given to it in the first paragraph of this
          ---
Agreement.

         "K-V Material Adverse Effect" has the meaning given to it in
          ---------------------------
Section 4.1.

         "K-V Product" means any: (i) local regional or intravaginally
          -----------
administered product containing Danazol, or any analogue, salt, ester, prodrug, isomer, derivative or metabolite of Danazol, that is delivered directly to the vagina, cervix, uterus, ovaries or fallopian tubes (a "Danazol Product"), including, without limitation, the Initial Danazol
 ---------------
Product, or (ii) Anti-infective Product.

         "K-V Sub" has the meaning given to it in the first paragraph of
          -------
this Agreement.

         "Knowledge," "Know" or "Known" means, with respect to FP1096,
          ---------    ----      -----
FemmePharma, the Shareholders and/or their Affiliates, the actual knowledge (after review of this Agreement and the Schedules hereto) of Gerianne M. DiPiano, Michael A. DiPiano, Jr., Peter Mays and Jessica Donahue.

         "Law" means all laws, statutes, ordinances, regulations and other
          ---
pronouncements having the effect of law of the United States, or any other country or territory, or domestic or foreign state, prefecture, province, commonwealth, city, county, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau or instrumentality thereof.

         "Lease Agreements" has the meaning given to it in Section 3.13(a).
          ----------------

         "Leased Real Property" has the meaning given to it in Section
          --------------------
3.13(b).

         "Letter of Transmittal" has the meaning given to it in Section
          ---------------------
2.8(c).

         "Liability" means any liability, obligation, responsibility,
          ---------
indebtedness, expense, claim, deficiency, Lien, or guaranty of any type, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether matured or unmatured, whether due or to become due and whether or not required to be reflected in financial statements prepared in accordance with GAAP, including any liability for Taxes.

         "License Agreement" means the License Agreement by and between
          -----------------
FemmePharma and FP1096 in substantially the form attached hereto as EXHIBIT
C.

          "Lien" means any mortgage, pledge, lien, statutory or other,
           ----
security interest, charge, claim, encumbrance, restriction on transfer, restriction on conveyance, assignment, license, exclusivity, right of refusal, right of offer, conditional sale, obligation to assign, or other title retention device or arrangement, including, without limitation, a capital lease, of any kind or any nature whatsoever, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

         "Manufacture," and with correlative meaning "Manufacturing," means,
          -----------                                 -------------
with respect to a product, making the product and related activities, including synthesis, formulation, filling, processing, testing, finishing, packaging, labeling, storing, warehousing, quality control, quality assurance, releasing, handling, shipping and all other activities undertaken or required to be undertaken in order to manufacture and supply the product.

         "Marketing Authorization Application" means, with respect to a
          -----------------------------------
product and any jurisdiction, a pre-marketing application (including and comparable to an IND) and a marketing authorization application (including and comparable to an NDA in the United States), including all supporting documentation and data submitted for such application to be accepted for review or approval, filed with the requisite Regulatory Authority of such jurisdiction, and requesting approval for marketing and/or commercialization of the product, including, if applicable, approval of pricing or reimbursement.

         "Merger" has the meaning given to it in the Recital A at the
          ------
beginning of this Agreement.

         "Merger Certificate" has the meaning given to it in Section 2.2.
          ------------------

         "Merger Consideration" means an amount equal to $25,000,000.
          --------------------

         "Multiemployer Plan" means any Pension Plan which is a
          ------------------
"multiemployer plan," as defined in Section 3(37) of ERISA.

         "NDA" means a New Drug Application filed with the FDA seeking
          ---
permission to market the applicable product in interstate commerce in the United States which meets the requirements of the FFDCA.

         "Non-Commercialization Period" means, on a country by country
          ----------------------------
basis, the period commencing on the Closing Date and terminating on the later to occur of (x) or (y), where: (x) is the date that is ten (10) years after the Regulatory Approval has been obtained in the country that is necessary to market, sell, and commercialize the first K-V Product in such country (including, if applicable, approval of pricing and reimbursement), and (y) is the first to occur of (i) the date of the last expiration or invalidation of all of the Patent Rights in the particular country or (ii) the date when K-V (or its sublicensees or assignees) ceases development or commercialization of any K-V Product in such country.

         "Order" means any ruling, judgment, order, decree or ordinance of a
          -----
Governmental Entity.

         "Patent Rights" has the meaning given to it in the License
          -------------
Agreement.

         "Patents" has the meaning given to it in the definition of
          -------
Intellectual Property Rights.

         "PBGC" means the United States Pension Benefit Guaranty
          ----
Corporation.

         "PCB" means Polychlorinated Biphenyls as defined in 40 CFR 761.3,
          ---
(Polychlorinated Biphenyls (PCBs) Manufacturing, Processing, Distribution in Commerce and Use Prohibitions).

         "Pennsylvania Law" means the Corporations Code of the Consolidated
          ----------------
Statutes of the Commonwealth of Pennsylvania.

         "Pension Plan" means each FP1096 Employee Plan that is an "employee
          ------------
pension benefit plan," within the meaning of Section 3(2) of ERISA.

         "Permitted Liens" means such of the following as to which no
          ---------------
enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable, (ii) Liens imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar Liens arising in the ordinary course of business securing obligations that: (A) are not overdue for a period of more than 30 days and
(B) are not in excess of $5,000 in the case of a single property or $10,000 in the aggregate at any time, and (iii) pledges or deposits to secure obligations under workers' compensation laws or to secure public or statutory obligations.

         "Person" means an individual, a partnership, whether general or
          ------
limited, a corporation, a limited liability company, a business trust, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other business enterprise or entity, or a Governmental Entity, or any department, agency or political subdivision thereof. The term "Person" as used solely for purposes of the definition of an "Affiliate" of such Person includes, in addition to such Person, all of the following Persons: (i) any relative or spouse of such Person, or any relative of such spouse, any one of whom has the same home as such Person;
(ii) any trust or estate in which such Person or any of the Persons specified in clause (i) collectively own ten percent or more of the total beneficial interest or of which any of such Persons serve as trustee, executor or in any similar capacity; and (iii) any corporation or other organization (other than FP1096 or FemmePharma) in which such Person or any of the Persons specified in clause (i) are the beneficial owners collectively of ten percent or more of any class of equity securities or ten percent or more of the equity interest.

         "Plans" means FP1096's 2002 Stock Option Plan.
          -----

         "Proceeding" has the meaning given to it in Section 8.10.
          ----------

         "Proprietary Information Agreements" has the meaning given to it in
          ----------------------------------
Section 3.14(h).

         "PTO" means the United States Patent and Trademark Office.
          ---

         "Purchaser Indemnified Parties" has the meaning given to it in
          -----------------------------
Section 7.2(a).

         "Purchaser Indemnifying Party" has the meaning given to it in
          ----------------------------
Section 7.2(a).

         "Regulatory Approval" means, with respect to a particular
          -------------------
pharmaceutical product and jurisdiction, all approvals and authorizations by the applicable Regulatory Authorities in such jurisdiction which are required for the Development, Manufacture, use, import, export, marketing, promotion, pricing, offer for sale, sale and distribution of the product in such jurisdiction, including by way of example, approval by the FDA of an NDA.

         "Regulatory Authority" means, in respect of a jurisdiction, any
          --------------------
agency, department, bureau or other Governmental Entity with authority over the Development, Manufacture, use, marketing or sale (including approval of NDAs and other Marketing Authorization Applications) with respect to any product in the jurisdiction, including the FDA.

         "Regulatory Documentation" means, with respect to a pharmaceutical
          ------------------------
product, all filings submitted to, or written communications to or received from any and all Regulatory Authorities relating to the product, and all supporting documents, including any INDs (or any equivalent submissions in other countries), Marketing Authorization Applications (including NDAs), drug master files, investigator's brochures, correspondence to and from Regulatory Authorities, notes, memoranda and minutes from teleconferences and meetings with Regulatory Authorities, registrations and licenses, regulatory drug lists, advertising and promotion documents submitted to Regulatory Authorities, product labeling, adverse event files, complaint files, patient consent forms and Manufacturing records.

         "Related Agreements" means the Asset Contribution Agreement (and
          ------------------
ancillary agreements expressly referenced therein), the Escrow Agreement, the Release Agreement, the Transition Agreement and the Merger Certificates.

         "Release Agreement" means the Release Agreement by and among K-V,
          -----------------
FP1096, FemmePharma and Kestrel-Falcon Acquisition Corporation, in substantially the form attached hereto as EXHIBIT D.

         "Requisite Shareholder Vote" has the meaning given to it in Section
          --------------------------
3.4.

         "Retained Assets" has the meaning given to it in the Asset
          ---------------
Contribution Agreement.

         "Retained Contracts" means the Contracts listed on EXHIBIT E.
          ------------------

         "Retained Employment Liabilities" has the meaning given to it in
          -------------------------------
Section 5.5.

         "Returns" has the meaning given to it in Section 3.11(a)(i).
          -------

         "SEC" means the United States Securities and Exchange Commission.
          ---

         "Seller Indemnified Party" has the meaning given to it in Section
          ------------------------
7.2(b).

         "Seller Indemnifying Party" has the meaning given to it in Section
          -------------------------
7.2(b).

         "Seller Representative" has the meaning given to it in the Escrow
          ---------------------
Agreement.

         "Shareholder" means each holder of FP1096 Capital Stock, FP1096
          -----------
Options and FP1096 Warrants immediately prior to the Effective Time, excluding K-V, which Shareholders are listed on EXHIBIT F.

         "Spin Off" means the distribution by FP1096 to all of its
          --------
Shareholders other than K-V of all of the issued and outstanding capital stock of FemmePharma prior to the consummation of the Merger.

         "Surviving Corporation" has the meaning given to it in Section 2.1.
          ---------------------

         "Tax" or, collectively, "Taxes" means: (i) any and all federal,
          ---                     -----
state, local and foreign taxes, assessments and other governmental charges, duties, impositions and Liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this definition as a result of any express or implied obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

         "Technology" means public and nonpublic technical or other
          ----------
information, Trade Secrets, know-how, research, processes, formulations, concepts, ideas, preclinical, clinical, pharmacological or other Data and testing results, all experimental or test methods, laboratory notebooks, results, assays, descriptions, all scientific plans, depictions, inventions, processes, Manufacturing methods, physical and analytical safety, testing and quality control data and results, customer lists, marketing information, sales information, and any other written, printed or electronically stored information and materials and any and all other technology, of any nature whatsoever.

         "Third Party Consents" has the meaning given to it in Section
          --------------------
6.2(b).

         "Third Party Expenses" has the meaning given to it in Section 5.2.
          --------------------

         "Threshold" has the meaning given to it in Section 7.4.
          ---------

         "Total Outstanding Shares" means the FP1096 Capital Stock issued
          ------------------------
and outstanding immediately prior to the Effective Time, including all FP1096 Options and FP1096 Warrants on an as-exercised basis.

         "Trade Secrets" has the meaning given to it in the definition of
          -------------
Intellectual Property Rights.

          "Transferred Assets" has the meaning given to it in the Asset
           ------------------
Contribution Agreement.

         "Transferred Liabilities" has the meaning given to it in the Asset
          -----------------------
Contribution Agreement.

         "Transition Agreement" means the Transition Agreement by and among
          --------------------
K-V, FP1096 and Surviving Corporation, in substantially the form attached hereto as EXHIBIT G.

                                 ARTICLE II

                                 THE MERGER

         2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Pennsylvania Law, K-V Sub shall be merged with and into FP1096, the separate corporate existence of K-V Sub shall cease, and FP1096 shall continue as the surviving corporation and as a wholly-owned subsidiary of K-V. The surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation."
 ---------------------

         2.2 EFFECTIVE TIME. The closing of the Merger (the "Closing") will
                                                             -------
take place at 2:00 p.m., New York City time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 12 East 49th Street, 30th Floor, New York, New York, on the later of April 29, 2005 and the first Business Day following the fulfillment of the conditions set forth in Sections 6.2(x), 6.2(b), and 6.3(e), or at such other time or place or on such other date as may be agreed upon in writing by the parties hereto. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the
     ------------
Merger to be consummated by (i) filing the Articles of Merger in substantially the form attached hereto as EXHIBIT H1 (the "Merger
                                                           ------
Certificate") or like instrument with the Secretary of the Commonwealth of
-----------
Pennsylvania, in accordance with the relevant provisions of Pennsylvania Law and (ii) filing the Certificate of Merger of Domestic Corporation into Foreign Corporation, in substantially the form attached hereto as EXHIBIT H2 (the "Delaware Certificate of Merger") or like instrument with the Secretary
      ------------------------------
of the State of Delaware, in accordance with the relevant provisions of the Delaware General Corporation Law (the time of acceptance by the Secretary of the Commonwealth of Pennsylvania of the filing of the Merger Certificate, or such later time and date as may be mutually agreed and set forth in the Merger Certificate, being referred to herein as the "Effective Time").
                                                     --------------

         2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Pennsylvania Law.

         2.4 ARTICLES OF INCORPORATION AND BYLAWS.

                  (a) The articles of incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to be identical to the articles of incorporation of K-V Sub, as in effect immediately prior to the Effective Time, with such amendments as may be required in accordance with Pennsylvania Law, until thereafter amended in accordance with Pennsylvania Law and as provided in such articles of incorporation.

                  (b) The bylaws of K-V Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time, until thereafter amended in accordance with Pennsylvania Law and as provided in the articles of incorporation of the Surviving Corporation and such bylaws.

         2.5 DIRECTORS AND OFFICERS.

                  (a) DIRECTORS OF FP1096. The directors of K-V Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Pennsylvania Law and the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.


                  (b) OFFICERS OF FP1096. The officers of K-V Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

         2.6 EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.

                  (a) EFFECT ON CAPITAL STOCK OF FP1096. At the Effective Time, by virtue of the Merger and without any further action on the part of K-V Sub, FP1096 or the Shareholders:

                           (i) each share of FP1096 Capital Stock issued and
outstanding immediately prior to the Effective Time (other than (x) Dissenting Shares and (y) Excluded Shares), upon the terms and subject to the conditions set forth in this Section 2.6, will be cancelled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such shares of FP1096 Capital Stock in the manner provided in Section 2.8, an amount of cash, without interest, equal to the product of (A) the number of shares of FP1096 Common Stock into which such share of FP1096 Capital Stock is convertible as of the Effective Time (which, in the case of a share of FP1096 Common Stock, shall be one (1)) multiplied by (B) the Consideration Per Share less the Escrow Amount Per Share.

                           (ii) each Excluded Share issued and outstanding
immediately prior to the Effective Time will be cancelled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such Excluded Share in the manner provided in
Section 2.8, one validly issued, fully paid and nonassessable share of Preferred Stock of the Surviving Corporation.

                           (iii) each share of treasury stock of FP1096 will
be cancelled and extinguished.

         For purposes of clarity, in no event shall the Excluded Shares receive any payment; nor shall K-V be obligated under this Section 2.6 to pay to the holders of FP1096 Capital Stock, FP1096 Options or FP1096 Warrants and any other holder of securities or rights of any kind exercisable for, exchangeable for or convertible into FP1096 Capital Stock an aggregate amount in excess of the Merger Consideration less the Escrow Amount, and, if necessary, the Consideration Per Share shall be adjusted accordingly to effectuate the intent of this paragraph.

                  (b) TERMINATION OF FP1096 OPTIONS AND WARRANTS.

                           (i) K-V shall not assume any FP1096 Options or
FP1096 Warrants. FP1096 shall cause the termination, effective immediately prior to the Effective Time, of all outstanding FP1096 Options and FP1096 Warrants, in each case whether or not vested, that then remain unexercised so that no FP1096 Options or FP1096 Warrants remain outstanding immediately prior to the Effective Time. In connection with such termination, holders of FP1096 Options and FP1096 Warrants shall receive, in respect of each share of capital stock subject thereto, an amount equal to the sum of (i) the Consideration Per Share, less (ii) the Escrow Amount Per Share, less (iii) the applicable exercise price theretofore not otherwise paid. Thereafter, the holders of FP1096 Options and FP1096 Warrants shall, as of the Effective Time, cease to have any further right or entitlement to acquire any FP1096 Capital Stock or any shares of capital stock of K-V or the Surviving Corporation under the terminated FP1096 Options or FP1096 Warrants.

                           (ii) FP1096 shall cause the termination,
effective immediately prior to the Effective Time, of all Plans.

                           (iii) FP1096 shall obtain all consents and take
all action necessary to cause the termination or exercise of all FP1096 Options and FP1096 Warrants as provided under subparagraph (i) above. FP1096 shall take all other actions necessary or appropriate so that, as of the Effective Time and as a result of the Merger: (A) no options, warrants or other rights to acquire any FP1096 Capital Stock or any securities, debt or other rights convertible into or exchangeable or exercisable for FP1096 Capital Stock are outstanding, (B) no Person holding FP1096 Capital Stock, FP1096 Options or FP1096 Warrants shall, on and after the Closing, have any right, title or interest in or to FP1096 or the Surviving Corporation or any securities of FP1096 or the Surviving Corporation, other than, in the case of the holders of FP1096 Capital Stock, FP1096 Options and FP1096 Warrants, the right to payments of cash in the manner described in this Agreement, and
(C) no Person holding FP1096 Capital Stock, FP1096 Options or FP1096 Warrants shall by virtue of any such securities have any right to acquire any securities of K-V.

                  (c) WITHHOLDING TAXES. Notwithstanding any other provision in this Agreement, K-V, FP1096, K-V Sub, and FemmePharma (and its subsidiaries) shall have the right to deduct and withhold Taxes from any payments to be made hereunder if such withholding is required by Law and to request any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from the recipients of payments hereunder. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payment in respect of which such deduction and withholding was made.

                  (d) CAPITAL STOCK OF K-V SUB. Each share of Common Stock of K-V Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of K-V Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         2.7 DISSENTING SHARES.

                  (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of FP1096 Capital Stock, other than Excluded Shares, held by a holder who (notwithstanding that such holder may have previously approved this Agreement, the Related Agreements, the License Agreement and the transactions contemplated hereby and thereby) has exercised and perfected appraisal rights for such shares in accordance with Pennsylvania Law and who, as of the Effective Time, has not effectively withdrawn or lost such holder's appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent a right to
 -----------------
receive the applicable consideration for FP1096 Capital Stock set forth in
Section 2.6, but the holder thereof shall only be entitled to such rights as are provided by Pennsylvania Law.

                  (b) Notwithstanding the provisions of Section 2.7(a), if any holder of Dissenting Shares shall effectively withdraw or lose, through failure to perfect or otherwise, such holder's appraisal rights under Pennsylvania Law, then, as of the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for FP1096 Capital Stock, as applicable, set forth in Section 2.6 hereof, without interest thereon, upon surrender of the certificate representing such shares.

                  (c) FP1096 shall give K-V: (i) prompt notice of any written demand for appraisal received by FP1096 pursuant to the applicable provisions of Pennsylvania Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. FP1096 shall not, except with the prior written consent of K-V, make any payment with respect to any such demands or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that K-V or FP1096: (i) is required to make any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (ii) reasonably incurs any other costs or expenses, (including specifically, but without limitation, reasonable attorneys' fees, costs and expenses in connection with any action or proceeding) in respect of any Dissenting Shares (excluding payments for such shares) (together "Dissenting Share Payments"),
                                                -------------------------
K-V shall be entitled to recover under the terms of Article VII the amount of such Dissenting Share Payments without regard to the Threshold.

         2.8 SURRENDER OF CERTIFICATES.

                  (a) [INTENTIONALLY OMITTED.]

                  (b) K-V TO PROVIDE CASH; DEPOSIT OF ESCROW AMOUNT. Except as provided in subsection (g) below, at the Effective Time, K-V shall make available for exchange in accordance with this Article II the cash payable at the Effective Time pursuant to Section 2.6 hereof in exchange for outstanding shares of FP1096 Capital Stock, and shall deposit the Escrow Amount with the Escrow Agent, to be held, invested and disbursed in accordance with the terms of the Escrow Agreement. Such funds shall be treated in accordance with the Escrow Agreement.

                  (c) EXCHANGE PROCEDURES. Except as provided in subsection
(g) below, on the Closing Date, K-V shall provide a letter of transmittal in the form of EXHIBIT I hereto (the

"Letter of Transmittal") to each Shareholder at the address set forth
 ---------------------
opposite each such Shareholder's name in Section 3.2(a)(1) of the FP1096 Disclosure Letter. In the Letter of Transmittal, the Shareholders will be instructed to surrender the certificates representing their shares of FP1096 Capital Stock (the "FP1096 Stock Certificates") for cancellation together
                    -------------------------
with a duly completed and validly executed Letter of Transmittal. Upon surrender of a FP1096 Stock Certificate for cancellation to K-V, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 2.8(d), the holder of such FP1096 Stock Certificate shall be entitled to receive in exchange therefor the cash amounts to which such holder is entitled pursuant to Section 2.6, and the FP1096 Stock Certificate so surrendered shall be cancelled. Until so surrendered, each FP1096 Stock Certificate outstanding after the Effective Time will be deemed, for all corporate purposes thereafter, to evidence only the right to receive the cash amounts payable in exchange for shares of FP1096 Capital Stock, without interest, into which such shares of FP1096 Capital Stock shall have been so converted. No portion of the Merger Consideration will be paid to the holder of any unsurrendered FP1096 Stock Certificate with respect to shares of FP1096 Common Stock formerly represented thereby until the holder of record of such FP1096 Stock Certificate shall surrender such FP1096 Stock Certificate pursuant hereto.

                  (d) TRANSFERS OF OWNERSHIP. If any cash amounts are to be disbursed pursuant to Section 2.6 to a Person other than the Person whose name is reflected on the FP1096 Stock Certificate surrendered in exchange therefor, it will be a condition of the issuance or delivery thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to K-V any transfer or other Taxes required by reason of the disbursement of cash amounts to a Person other than the registered holder of the certificate surrendered, or established to the satisfaction of K-V that such Tax has been paid or is not payable.

                  (e) RETURN OF CASH CONSIDERATION. At any time following the last day of the sixth (6th) month following the Effective Time, K-V shall be entitled to all cash amounts, and any and all interest thereon or other income or proceeds thereof, not disbursed to the holders of FP1096 Stock Certificates pursuant to Section 2.8(c), and thereafter the holders of FP1096 Stock Certificates shall be entitled to look only to K-V (subject to the terms of Section 2.8(f)) only as general creditors thereof with respect to any and all cash amounts that may be payable to such holders of FP1096 Stock Certificates pursuant to Section 2.6 upon the due surrender of such FP1096 Stock Certificates in the manner provided in Section 2.8(c).

                  (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 2.8, neither the Surviving Corporation nor any party hereto shall be liable to a holder of shares of FP1096 Capital Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  (g) CLOSING PAYMENTS. Notwithstanding any provision in this section or Section 2.12 to the contrary, K-V shall pay directly to the Shareholders (other than with respect to Excluded Shares) the cash payable under Section 2.6 for whom executed payment and delivery instructions in the form of EXHIBIT J hereto (the "Closing Instructions"), a Letter of
                               --------------------
Transmittal, and their FP1096 Stock Certificate (FP1096 Option or FP1096 Warrant, as applicable) shall have been delivered by FemmePharma at the Closing; such payment to be made at the Effective Time by wire transfer of immediately available funds to each such Shareholder pursuant to the wire transfer instructions in the applicable Closing Instructions. Such payments to Shareholders shall be referred to as the "Closing Payments."
                    ----------------

         2.9 NO FURTHER OWNERSHIP RIGHTS IN FP1096 CAPITAL STOCK. The cash amounts paid in respect of the surrender for exchange of shares of FP1096 Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of FP1096 Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of FP1096 Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, FP1096 Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         2.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any FP1096 Stock Certificates shall have been lost, stolen or destroyed, K-V shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 2.6; provided,
                                                            --------
however, that K-V may, in its discretion and as a condition precedent to the
-------
issuance thereof, require the Shareholder who is the owner of such lost, stolen or destroyed certificates to: (i) deliver a bond in such amount as it may reasonably direct and/or (ii) provide an indemnification agreement in a form and substance reasonably acceptable to K-V against any claim that may be made against K-V or the Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

         2.11 CLOSING DATE DELIVERIES OF FP1096 AND FEMMEPHARMA. At the Closing, FP1096 or FemmePharma, as applicable, shall deliver to K-V:

                  (a) all Third Party Consents;

                  (b) a written resignation from each of the officers, directors and employees of FP1096 effective as of the Effective Time;

                  (c) a certificate of the Chief Executive Officer of FP1096 as provided for in Section 6.2;

                  (d) a certificate of the Chief Executive Officer of FemmePharma as provided for in Section 6.2;

                  (e) a certificate of the Secretary of FP1096 as provided for in Section 6.2;

                  (f) a certificate of the Secretary of FemmePharma as provided for in Section 6.2;

                  (g) a certificate of good standing for FP1096 from the Secretary of State of the Commonwealth of Pennsylvania to be dated within a reasonable period prior to Closing with respect to FP1096;

                  (h) a copy of the FIRPTA Compliance Certificate, validly executed by a duly authorized officer of FP1096;

                  (i) all Books and Records and Data included in the Retained Assets;

                  (j) the Appraisal;

                  (k) a complete, accurate and legible copy of each of the Retained Contracts (including all amendments and supplements thereto);

                  (l) all FP1096 Options and FP1096 Warrants and evidence of the cancellation thereof to the extent the same are not exercised at or prior to the Effective Time; and

                  (m) final, original copies of the Escrow Agreement, the License Agreement, the Release Agreement and the Transition Agreement duly executed by FP1096, FemmePharma, the Escrow Agent and the Seller
Representative, as applicable.

         2.12 CLOSING DATE DELIVERIES OF K-V. At the Closing: (i) K-V shall pay by wire transfer of immediately available funds, as set forth in the Closing Instructions: (A) to the Shareholders identified on the Closing Instructions the amounts payable to the holders of shares of FP1096 Capital Stock pursuant to Section 2.6(a), (B) to the Escrow Agent the Escrow Amount
(C) to FemmePharma Global Healthcare, Inc. $400,225 for the costs and expenses incurred by FP1096 and FemmePharma in connection with the transactions contemplated by this Agreement and (D) to FemmePharma Global Healthcare, Inc. $473,621 for employee tax withholding on compensation realized by employees and former employees on the exercise of any options prior to Closing, and (ii) K-V shall deliver to FP1096 and FemmePharma:

                  (a) a certificate of a Vice President of K-V as provided for in Section 6.3; and

                  (b) final, original copies of the Escrow Agreement, the License Agreement, the Release Agreement and the Transition Agreement executed by K-V and K-V Sub, as applicable.

         2.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all Retained Assets, rights, privileges, powers and franchises of FP1096, K-V, K-V Sub and the Surviving Corporation and the officers and directors of FP1096, K-V, K-V Sub and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and may take, any and all such lawful and necessary actions.

                                ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF FP1096 AND FEMMEPHARMA

         FP1096 and FemmePharma, jointly and severally, hereby represent and warrant to K-V and K-V Sub as of the Effective Time as follows:

         3.1 ORGANIZATION. FP1096 is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FemmePharma is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of FP1096 and FemmePharma has the corporate power to own, operate or lease its properties and to carry on its business as currently conducted. Each of FP1096 and FemmePharma is duly authorized and qualified to conduct business and in good standing as a foreign corporation in each jurisdiction in which it conducts business, except where a failure to be so qualified or in good standing would not have a material adverse effect on the business, assets or financial condition of FP1096. Each of FP1096 and FemmePharma has delivered to K-V a true, correct and complete copy of its articles or certificate of incorporation, as the case may be, and bylaws, each as amended to date and in full force and effect on the date hereof (collectively, the "Charter
                                                                -------
Documents"). Section 3.1 of the FP1096 Disclosure Letter lists the directors
---------
and officers of each of FP1096 and FemmePharma as of the date hereof. The operations now being conducted by each of FP1096 and FemmePharma are not now and have never been conducted by FP1096 and FemmePharma, respectively, under any other name, except "Meridian Pharmaceuticals, Inc." and "FemmePharma, Inc." Section 3.1 of the FP1096 Disclosure Letter lists every state or foreign jurisdiction in which each of FP1096 and FemmePharma has employees, assets or facilities or otherwise carries on business.

         3.2 FP1096 CAPITAL STRUCTURE.

                  (a) The authorized capital stock of FP1096 consists of 19,000,000 shares of Common Stock, of which 2,249,792 shares are issued and outstanding, 2,000,000 shares of Preferred Stock, of which 713,500 shares have been designated Series A Preferred Stock, 713,375 shares of which are issued and outstanding, 713,500 shares have been designated Series B Preferred Stock, all of which are issued and outstanding, 130,000 shares have been designated Series C Preferred Stock, 87,412.5 shares of which are issued and outstanding, and 300,000 shares have been designated Series D Preferred Stock, 132,736 shares of which are issued and outstanding. As of the date hereof, the capitalization of FP1096 is as set forth in Section 3.2(a)(1) of the FP1096 Disclosure Letter, which capitalization schedule shows for the shares of FP1096 Preferred Stock that number of shares of FP1096 Common Stock into which such shares of FP1096 Preferred Stock are convertible as of the Effective Time. FP1096 Capital

Stock is held by the persons with the domicile addresses and in the amounts set forth in Section 3.2(a)(1) of the FP1096 Disclosure Letter. All outstanding shares of FP1096 Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter Documents of FP1096, or any Contract to which FP1096 is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. All outstanding shares of FP1096 Capital Stock, FP1096 Options and FP1096 Warrants have been issued and, in the case of shares that were outstanding and repurchased by FP1096 or any Shareholder of FP1096, repurchased, in compliance with all applicable Laws, including federal and state securities laws. FP1096 has not, and will not have, suffered or incurred any Liability relating to or arising out of the issuance or repurchase of any FP1096 Capital Stock or options or warrants to purchase FP1096 Capital Stock, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). There are no declared or accrued but unpaid dividends with respect to any shares of FP1096 Capital Stock. FP1096 has no other capital stock authorized, issued or outstanding. There are no shares of FP1096 Capital Stock that are unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with FP1096.

                  (b) Except for the Plans, or as noted in the FP1096 Disclosure Letter, FP1096 has never adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity compensation to any Person. FP1096 has reserved 475,000 shares of FP1096 Common Stock for issuance to employees and directors of, and consultants to, FP1096 upon the issuance of stock or the exercise of options granted under the Plans or any other plan, agreement or arrangement (whether written or oral, formal or informal), of which (i) 375,199 shares are issuable as of the date hereof upon the exercise of outstanding, unexercised options, and
(ii) 1,215,000 shares have been issued upon the exercise of options previously granted and remain outstanding as of the date hereof. Except for FP1096 Options and FP1096 Warrants scheduled in the FP1096 Disclosure Letter (which schedule shows for each FP1096 Option and FP1096 Warrant the date of grant, the exercise price, whether each such FP1096 Option is an "incentive stock option" within the meaning of Section 422 of the Code, and the vesting schedule for such FP1096 Option and FP1096 Warrant, including the extent vested to date and whether the vesting will be accelerated by the transactions contemplated by this Agreement), all of which are to be exercised or cancelled at or prior to the Effective Time, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which FP1096 is a party or by which FP1096 is bound obligating FP1096 to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of FP1096 Capital Stock or obligating FP1096 to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to FP1096. Except as contemplated hereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting stock of FP1096. There are no agreements to which FP1096 is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any FP1096 Capital Stock. As a result of the Merger, K-V will be the sole record and beneficial holder of all issued and outstanding FP1096 Capital Stock and all rights to acquire or receive any shares of FP1096 Capital Stock, whether or not such shares of FP1096 Capital Stock are outstanding.

                  (c) The allocation of the Merger Consideration set forth in Section 2.6(a) is consistent with the articles of incorporation of FP1096 immediately prior to the Effective Time.

         3.3 SUBSIDIARIES. Other than FemmePharma, FP1096 has had no subsidiaries. At the Effective Time, FP1096 will have no subsidiaries.

         3.4 AUTHORITY. Each of FP1096 and FemmePharma has all requisite power and authority to enter into this Agreement, the License Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the License Agreement and any Related Agreements to which each of FP1096 and FemmePharma is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of FP1096 and FemmePharma, as applicable, and no further action is required on the part of FP1096 or FemmePharma to authorize the Agreement, the License Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement, the License Agreement, the Related Agreements, the Merger and the Spin Off have been approved by the Board of Directors of FP1096. This Agreement, the License Agreement, each of the Related Agreements, the Merger and the Spin Off shall have been approved prior to Closing by a majority of the holders of FP1096 Capital Stock (the "Requisite Shareholder Vote"). The Spin Off has been approved by the Board
 --------------------------
of Directors of FemmePharma. This Agreement, the License Agreement and each of the Related Agreements to which each of FP1096 and FemmePharma is a party has been duly executed and delivered by FP1096 and FemmePharma, as applicable, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of FP1096 and FemmePharma, as applicable, enforceable against it in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of Law governing specific performance, injunctive relief or other equitable remedies.

         3.5 NO CONFLICT. The execution and delivery by FP1096 and FemmePharma, as applicable, of this Agreement, the License Agreement and any Related Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not: (i) conflict with or result in any violation of or default under, with or without notice or lapse of time, or both, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (A) any provision of the Charter Documents,
                    --------
(B) any Contract to which FP1096 or FemmePharma is a party or by which either of them is bound, or (C) any Law or Order applicable to FP1096, FemmePharma or any of their properties whether tangible or intangible or assets, or (ii) result in the imposition of any Lien (other than a Permitted
Lien).

         3.6 CONSENTS. Except as set forth on Section 3.6 of the FP1096 Disclosure Letter, no consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Person is required by, or with respect to, FP1096 or FemmePharma in connection with the execution and delivery of this Agreement, the License Agreement and any Related Agreement to which FP1096 or FemmePharma is a party or the consummation of the transactions contemplated hereby and thereby, except for the filing of the Merger Certificate or like instrument with the Secretary of the Commonwealth of Pennsylvania.

         3.7 REGULATORY MATTERS.

                  (a) To the extent that they have conducted or been responsible for such activities, whether directly or indirectly (including through any third party other than K-V), FP1096, FemmePharma and their Affiliates have performed all human Clinical Trials with the Initial Danazol Product in accordance with all applicable Laws and all filings with, and approvals, licenses and authorizations by, Regulatory Authorities, including Marketing Authorization Applications and Regulatory Approvals. Except as set forth in Section 3.7 of the FP1096 Disclosure Letter, to the extent that they have conducted or been responsible for such activities, whether directly or indirectly (including through any third party other than K-V), FP1096, FemmePharma and their Affiliates have performed all Development and Manufacturing, use and disposition of the Initial Danazol Product in accordance with all applicable Laws, including applicable good manufacturing practices, good laboratory practices and other regulations, and all filings with, and approvals, licenses and authorizations by, Regulatory Authorities, including Marketing Authorization Applications, and Regulatory Approvals. No Initial Danazol Product has been marketed or commercially distributed by FP1096, FemmePharma or their Affiliates. All Regulatory Authorities with which FP1096 has had any filing, correspondence or other communications concerning the Initial Danazol Product are listed in Section 3.7(a) of the FP1096 Disclosure Letter, including a brief description of the nature of each related item of Regulatory Documentation in its possession or control. FP1096 has not had any filing, correspondence or other communications with Regulatory Authorities concerning any K-V Products other than the Initial Danazol Product. As of the Closing Date, FP1096, FemmePharma and their Affiliates have delivered to K-V all Regulatory Documentation in its possession or control related to the Initial Danazol Product.

                  (b) None of FP1096, FemmePharma and their Affiliates have
(i) made an untrue statement of a material fact, (ii) failed to disclose a material fact, or (iii) submitted inaccurate or misleading Regulatory Documentation to any Regulatory Authority with respect to the Initial Danazol Product or any component of the Initial Danazol Product.

                  (c) The FP1096 Disclosure Letter sets forth a list of all Marketing Authorization Applications and Regulatory Approvals sought or received and Clinical Trials that are being or have been conducted prior to the Closing Date by FP1096, FemmePharma and their Affiliates, for the Initial Danazol Product. As of the Closing Date, FP1096 is the exclusive sponsor of all such Clinical Trials and owns all right, title and interest in and to all such Marketing Authorization Applications, Regulatory Approvals, and other Regulatory Documentation. As of the Closing Date, there have been no Marketing Authorization Applications and Regulatory Approvals sought or received or Clinical Trials that are being or have been conducted prior to the Closing Date by FP1096, FemmePharma and their Affiliates, for K-V Products other than the Initial Danazol Product. FP1096 shall give K-V notice and copies (if applicable) of all future correspondence, notices and other communications received from the FDA or other Regulatory Authorities relating to the Initial Danazol Product and, unless requested by K-V in writing, will no longer communicate with the FDA or such other Regulatory Authorities with respect to the Initial Danazol Product.

                  (d) As of the Closing Date, FP1096 has given the FDA (and any applicable Regulatory Authorities outside the United States) written notice of the change of control of the

Marketing Authorization Applications for the Initial Danazol Product, authorizing FP1096, K-V and its Affiliates to communicate with the FDA and such Regulatory Authorities with respect to all matters related thereto. As of the Closing Date, FP1096 has given written notice (to the extent necessary) to all Regulatory Authorities of the transfer to FemmePharma of all human Clinical Trials and any Marketing Authorization Applications for all products other than the K-V Products and has transferred to FemmePharma all Clinical Trials and any Marketing Authorization Applications and all Liabilities associated with such other products under all applicable Laws.

                  (e) The FP1096 Disclosure Letter lists all significant event(s) and circumstances that, to FP1096's Knowledge, will have a material adverse effect on achieving Regulatory Approval for the Initial Danazol Product, including, but not limited to, adverse drug experiences, clinical holds or suspensions, and governmental inquiries, competitive products, and materials, supply and use factors. Without limiting the foregoing, FemmePharma has disclosed to K-V prior to the date hereof in writing all failures, and allegations by any Regulatory Authority of failure of FP1096, FemmePharma or their Affiliates to comply with the provisions of applicable Laws in any manner which affects or could affect the Manufacture, Development, marketing or other commercialization of the Initial Danazol Product, the performance by FP1096 or FemmePharma of its obligations under this Agreement, or the use and other exploitation of the Retained Assets or performance of the FP1096 Business by or under authority of Surviving Corporation and K-V, or otherwise expose Surviving Corporation to Liability that, to FP1096's Knowledge, will have a material adverse effect on achieving Regulatory Approval for the Initial Danazol Product.

                  (f) Other than with respect to the Initial Danazol Product, FP1096 has not (i) sponsored or conducted any Clinical Trials, nor commenced any Development or Manufacturing activities relating to any K-V Product or (ii) sought or received any Regulatory Approvals relating to any K-V Product developed by or on behalf of FP1096.

         3.8 FP1096 FINANCIAL STATEMENTS.

                  (a) The FP1096 Disclosure Letter sets forth FP1096's (i) audited balance sheet as of December 31, 2003, and the related statements of operations, cash flows and stockholders' equity for the twelve (12) month period then ended, (ii) FP1096's unaudited balance sheet as of December 31, 2004, (the "Balance Sheet Date") and the related statements of operations
            ------------------
and cash flows for the twelve (12) month period then ended (the "Current
                                                                 -------
Balance Sheet") and (iii) the unaudited FP1096 Closing Balance Sheet (the
-------------
financial statements in clauses (i),(ii) and (iii) jointly, the "FP1096
                                                                 ------
Financial Statements").
--------------------

                  (b) The FP1096 Financial Statements (i) have been prepared in accordance with GAAP consistently applied on a consistent basis throughout the periods indicated and consistent with each other and (ii) present fairly in all material respects FP1096's financial condition, operating results and cash flows as of the dates and during the periods indicated therein, subject in the case of the Current Balance Sheet and the FP1096 Closing Balance Sheet to the omission of footnote information and to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate.

         3.9 NO UNDISCLOSED LIABILITIES. FP1096 has no Liability that has not been reflected in the unaudited balance sheet (the "FP1096 Closing
                                                        --------------
Balance Sheet") dated as of the date of this Agreement and set forth in the
-------------
FP1096 Disclosure Letter or as otherwise listed in Section 3.9 of the FP1096 Disclosure Letter.

         3.10 NO CHANGES. Since the Balance Sheet Date:

                  (a) except as provided in the Asset Contribution Agreement or with respect to the Spin Off, FP1096 has carried on activities affecting the FP1096 Business in the ordinary course of business, consistent with past practices.

                  (b) there have not been any amendments or changes to the Charter Documents;

                  (c) there has not been any employment dispute, including but not limited to, claims or matters raised by any individuals or any workers' representative organization, bargaining unit or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to FP1096;

                  (d) there has not been any change in any material election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (e) there has not been any revaluation by FP1096 of any of its assets, whether tangible or intangible, including without limitation, writing down the value of inventory or writing off notes or Accounts Receivable;

                  (f) there has not been any split, combination or reclassification in respect of any shares of FP1096 Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of FP1096 Capital Stock;

                  (g) FP1096 has not amended the terms of any outstanding loan agreement, guaranteed any indebtedness, issued or sold any debt securities or guaranteed any debt securities of others;

                  (h) FP1096 has not created or permitted the creation of a Lien, other than a Permitted Lien;

                  (i) no Retained Asset has been damaged or destroyed;

                  (j) there has not been any commencement or settlement of any lawsuit by FP1096, the commencement, settlement, notice or, to the Knowledge of FP1096, FemmePharma or the Shareholders, threat of any lawsuit or proceeding or other investigation against FP1096 or its affairs, or any reasonable basis for any of the foregoing;

                  (k) Except as set forth in the FP1096 Disclosure Letter, there has not been any issuance or sale, or contract or agreement to issue or sell, by FP1096 of any shares of FP1096

Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of FP1096 Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing;

                  (l) there has not been any event or condition of any character that has had or is reasonably likely to have a material adverse effect on the FP1096 Business; and

                  (m) there has not been any agreement by FP1096, or any Person on behalf of FP1096, to do any of the things described in the preceding clauses (a) through (k) of this Section 3.10.

         3.11 TAX MATTERS.

                  (a) TAX RETURNS AND AUDITS.

                           (i) Each of FP1096 and FemmePharma has: (a)
prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating
                                                         -------
to any and all Taxes concerning or attributable to FP1096 or FemmePharma, and such Returns are true and correct and have been completed in accordance with applicable Law and (b) timely paid all Taxes it is required to pay.

                           (ii) Each of FP1096 and FemmePharma has timely
paid or withheld with respect to its Employees and other third parties, all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be paid or withheld, and has timely paid over any such Taxes withheld to the appropriate authorities.

                           (iii) FP1096 has not been delinquent in the
payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against FP1096 or FemmePharma, nor has FP1096 or FemmePharma executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) No audit or other examination of any Return
of FP1096 is presently in progress, nor has FP1096 been notified of any request for such an audit or other examination. No adjustment relating to any Return filed by FP1096 has been proposed formally or, to the Knowledge of FP1096, informally by any Tax authority to FP1096 or any representative thereof. No claim has ever been made by an authority in a jurisdiction where FP1096 does not file Returns that FP1096 is or may be subject to taxation by that jurisdiction.

                           (v) As of the Balance Sheet Date, FP1096 had no
liabilities for unpaid Taxes which had not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither FP1096 nor FemmePharma has incurred any liability for Taxes since the date of the Balance Sheet Date other than in the ordinary course of business.

                           (vi) FP1096 has provided K-V or its legal counsel
copies of all Returns for FP1096 filed for the last three (3) calendar years.

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

                           (vii) There are (and immediately following the
Effective Time there will be) no Liens on the assets of FP1096 relating or attributable to Taxes. FP1096 has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of FP1096 or FemmePharma.

                           (viii) FP1096 has not: (A) been a member of an
affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was FP1096), (B) been a party to any Tax sharing, indemnification, allocation or similar agreement, (C) any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract, agreement or otherwise or (D) been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

                           (ix) FP1096 is not, nor has been at any time, a
"United States Real Property Holding Corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (x) FP1096 has not constituted either a
"distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

                           (xi) Any and all amounts realized by FP1096 in
connection with the Spin Off will be fully offset by FP1096's current year expenses and available net operating loss carryforwards, and FP1096 will not be liable for any Taxes in connection with the Spin Off.

                           (xii) FP1096 has not engaged in a reportable
transaction under Treas. Reg. Section 1.6011-4(b) or in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. Section 1.6011-4(b)(2).

                           (xiii) FP1096 is and has at all times been
resident for Tax purposes in its place of incorporation or formation and is not and has not at any time been treated as resident in any other jurisdiction for any Tax purpose (including any arrangement for the avoidance of double taxation). FP1096 is not subject to Tax in any jurisdiction other than its place of incorporation or formation by virtue of having a permanent establishment or other place of business or by virtue of having a source of income in that jurisdiction. FP1096 is not liable for any tax as the agent of any other person, business or enterprise and does not constitute a permanent establishment or other place of business of any other person, business or enterprise for any Tax purpose.

                           (xiv) FP1096 will not be required to include any
income or gain or exclude any deduction or loss in Tax periods (or portions thereof) that begin on or after the Closing as a result of (A) any change in method of accounting under Section 481(a) of the Code, (B) a closing agreement as defined under Section 7121 of the Code, (C) an installment sale or open transaction disposition, or (D) prepaid amount.

         3.12 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in the FP1096 Disclosure Letter, there is no Contract, non-competition or otherwise, commitment or Order to which

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

FP1096 is a party or otherwise binding upon FP1096 which has the effect of prohibiting or impairing the FP1096 Business, the conduct of the FP1096 Business by FP1096, or otherwise limiting the freedom of FP1096 to engage in any line of business or to compete with any Person, including without limitation any Contract containing any non-compete, right of refusal, right of offer, right of negotiation, exclusivity, obligation to assign, or other material restriction on the operation or scope of its businesses, or the use or exploitation of any Intellectual Property Right or Technology, including without limitation in the case of each of the foregoing with respect to the FP1096 Business or the Retained Assets. Without limiting the generality of the foregoing, FP1096 has not entered into any Contract under which FP1096 is restricted from selling, licensing, Manufacturing, Developing, importing, exporting, using or otherwise distributing, exploiting or disposing of any of FP1096's Technology, Patent Rights or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         3.13 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; SUFFICIENCY OF ASSETS.

                  (a) FP1096 does not own nor has it ever owned any real property. Each Contract pursuant to which real property is currently leased, subleased or licensed by or from FP1096 or otherwise used or occupied by FP1096 (the "Lease Agreements") constitutes Transferred Assets and/or
             ----------------
Transferred Liabilities and does not constitute Retained Assets or Retained Contracts. FP1096 has not received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement which has not been fully remedied and withdrawn.

                  (b) Neither the operation of FP1096 or the FP1096 Business in the Leased Real Property nor, to the Knowledge of FP1096 or FemmePharma, such Leased Real Property, including the improvements thereon, has violated in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions.

                  (c) FP1096 has sole and exclusive ownership, free and clear of any Liens, of all Retained Assets, and no Person other than FP1096 possesses any claims or rights with respect to the Retained Assets.

                  (d) The Retained Assets comprise all of the assets, properties and rights of every type and description (other than Intellectual Property Rights or Technology), used in, related to, arising out of, or reasonably necessary for the FP1096 Business as has been conducted by FP1096 prior to the Closing Date.

                  (e) The Transferred Assets and Retained Assets constitute all of the properties, interests, titles, estates, remedies, powers, claims, causes of action, Regulatory Documentation, Intellectual Property Rights, Technology, other privileges and rights, and other assets of every nature, kind and description, tangible and intangible, including goodwill, whether real, personal or mixed, whether accrued, contingent or otherwise, wherever located, of FP1096 as of the date hereof. Other than the Transferred Liabilities and Retained Contracts, as of the date hereof FP1096 has no Liabilities of any sort, whether known or unknown, fixed or contingent, accrued or not accrued, suspected or not suspected.

         3.14 INTELLECTUAL PROPERTY.

                  (a) Section 3.14(a) of the FP1096 Disclosure Letter lists, under separate headings: (i) all Patent Rights and (ii) any proceedings or actions before any court, tribunal (including the PTO or equivalent authority anywhere in the world, such as oppositions, interferences, reexaminations, reissues, nullity actions and the like) related to any Patent Rights to which FP1096, FemmePharma or their Affiliates is a party (and identifies the applicable party). To FP1096's Knowledge, each of the Patent Rights is valid, enforceable and subsisting and FP1096, FemmePharma and their Affiliates Know of no acts, omissions, information, material facts or circumstances, including any information or fact that would constitute prior art, that would render any claim of any Patent Right invalid or unenforceable. To FP1096's Knowledge, all necessary registration, maintenance and renewal fees in connection with the Patent Rights have been paid and all necessary documents and certificates in connection therewith have been filed with the relevant patent authorities in the United States and foreign jurisdictions, as the case may be, for the purposes of maintaining the Patent Rights.

                  (b) Except as set forth in Section 3.14(a) of the FP1096 Disclosure Letter, to FP1096's Knowledge, no licenses, authorizations, consents or notices are required from or to any third party (including Governmental Entities) to permit or authorize K-V, Surviving Corporation and their Affiliates to fully assign, license, transfer and otherwise exploit the Retained Assets.

                  (c) As of the Closing Date, the Retained Assets and FP1096's rights and licenses under the License Agreement constitute all of the Intellectual Property Rights and Technology that at any time have been owned or controlled by any of FP1096, FemmePharma and their Affiliates related to the Initial Danazol Product or reasonably necessary for the FP1096 Business.

                  (d) Other than the Retained Contracts, none of FP1096, FemmePharma or their Affiliates is, or was prior to the Closing Date, a party to any Contract involving the Initial Danazol Product or the Anti-infective Product, including without limitation any Contracts under which any rights or licenses have been obtained, acquired or granted with respect to such products developed by or on behalf of FP1096 (e.g., Contracts in which any marketing or distribution rights or options, or any exclusive rights, rights of refusal or offer, rights of negotiation, or the like, have been granted involving the Initial Danazol Product or the Anti-infective Product and Contracts involving contract research organizations, scientific advisory boards, study centers, consulting agreements or other Development or Manufacturing services related to the Initial Danazol Product or the Anti-infective Product that resulted in a grant of rights to such Persons.

                  (e) FP1096, FemmePharma or their Affiliates have not transferred whole or partial ownership of, granted any license of or right to use, or otherwise transferred any right, title or interest with respect to any Patent Rights or FemmePharma Technology, nor has FP1096 taken any action nor granted any right that would breach or be breached by the rights and licenses granted to FP1096 in the License Agreement. No third party has any right, title or interest in or to any Patent Rights made by or under authority of FP1096, FemmePharma or their Affiliates.

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

                  (f) The operation of the business of FP1096, as has been and is now being conducted as of immediately prior to the Spin Off, including the design, development, use, and manufacture and sale of the Initial Danazol Product (and to the Knowledge of FP1096, any other K-V Products), has not and does not infringe or misappropriate, and in the case of the FP1096 Business when conducted by K-V and/or Surviving Corporation immediately following the Closing in the same manner as FP1096 as of immediately prior to the Spin Off, will not infringe or misappropriate, the Intellectual Property Rights of any Person, and neither FP1096, FemmePharma or their Affiliates has received any written notice from any Person, or has Knowledge of, any actual or threatened claim or assertion to the contrary or of any facts or alleged facts which are likely to serve as the basis for any such claim or assertion. Without limiting the foregoing, FP1096 and FemmePharma have disclosed to K-V prior to the Closing Date the date, author, recipient and subject matter of all patentability, validity, infringement and noninfringement opinions obtained by or Known to FP1096 or FemmePharma, related to the K-V Products or any Patent Rights or FemmePharma Technology or third party Patents and provided a copy of each of them to K-V.

                  (g) To the Knowledge of FP1096, FemmePharma and its Affiliates, no Person has infringed or misappropriated or is infringing or misappropriating any Patent Rights or FemmePharma Technology.

                  (h) FP1096, FemmePharma and their Affiliates have taken all commercially reasonable steps that are required or necessary to protect their rights in their confidential information and Trade Secrets or the confidential information and Trade Secrets of others that they have received. FP1096, FemmePharma and their Affiliates have, and enforce, a policy requiring each employee and, to the extent applicable each consultant and contractor, to execute proprietary information, confidentiality and assignment agreements ("Proprietary Information Agreements") substantially
                        ----------------------------------
in FP1096's standard forms (in the forms set forth on EXHIBIT K), and all current and former employees, consultants and contractors of FP1096, FemmePharma and their Affiliates (each of whom is listed in Section 3.14(h) of the FP1096 Disclosure Letter) have executed such an agreement in substantially FP1096's standard form. FP1096, FemmePharma and their Affiliates have not delivered, and will not deliver, to K-V, Surviving Corporation or their Affiliates any confidential or proprietary information or Trade Secrets of any third party without disclosing to K-V, in writing in advance of such disclosure, the source thereof and FP1096's, FemmePharma's or their Affiliates' right to make such disclosure, as the case may be.

                  (i) No government funding, facilities or resources, or facilities or resources of a university, college, other educational institution or research center, or funding from third parties, was used in the FP1096 Business, and, to FP1096's Knowledge, no Governmental Entity, university, college, other educational institution or research center has any rights thereto. To FP1096's Knowledge, no current or former employee, consultant or independent contractor of FP1096 who was involved in, or who contributed to, the creation or development of any Retained Assets, K-V Products or Patent Rights or FemmePharma Technology, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was at the same time performing services for FP1096, FemmePharma, or their Affiliates.

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

         3.15 AGREEMENTS, CONTRACTS AND COMMITMENTS.

                  (a) Except for the Retained Contracts, all other Contracts shall be, and have been, transferred by FP1096 to FemmePharma prior to the Closing Date. Other than the Retained Contracts, FP1096 and Surviving Corporation shall have no Liability under or as a result of any Contract, and FP1096 has no Knowledge of any event that would give rise to any such Liability with the lapse of time, giving of notice or both. Each Retained Contract is in full force and effect, and to the Knowledge of FP1096, no party obligated to FP1096 thereunder is in default pursuant to any such Retained Contract.

                  (b) The FP1096 Disclosure Letter sets forth all necessary consents and notices to, parties to any Contracts as are required thereunder in connection with the Merger, including to authorize the transfer of all Contracts, other than the Retained Contracts, from FP1096 to FemmePharma or for any Retained Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time so as to preserve all rights of, and benefits to, FP1096 under such Retained Contracts from and after the Effective Time. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of its rights under the Retained Contracts in accordance with the terms and conditions thereof.

         3.16 INTERESTED PARTY TRANSACTIONS. No officer, director or Shareholder of FP1096 or its Affiliates, nor any ancestor, sibling, descendant or spouse of any of such persons, has: (i) any material interest in any entity which furnished or sold, or furnishes or sells, services, products, Technology or Intellectual Property Rights that FP1096 also furnishes or sells, or proposes to furnish or sell, or (ii) a material beneficial interest in any entity that purchases from or sells or furnishes to FP1096 any goods or services, or (iii) any material beneficial interest in any Retained Contract. No Shareholder has any loans outstanding from FP1096 or its Affiliates.

         3.17 GOVERNMENTAL AUTHORIZATION. Each governmental consent, license, permit, grant or other authorization which is or was obtained by or on behalf of FP1096 in connection with its Manufacture or Development of K-V Products, including all Regulatory Approvals (collectively, "FP1096
                                                             ------
Authorizations"), has been issued or granted to FP1096. Section 3.17 of the
--------------
FP1096 Disclosure Letter lists all FP1096 Authorizations. The FP1096 Authorizations are in full force and effect and constitute all consents, licenses, permits, grants and other authorizations obtained or required as of the Closing Date in connection with the Manufacture and Development by or on behalf of FP1096 of K-V Products.

         3.18 LITIGATION. There is no action, suit, claim or proceeding of any nature pending or, to the Knowledge of FP1096, threatened against FP1096, its properties (tangible or intangible, including any products and all Technology and Intellectual Property Rights) or any of its officers or directors, nor to the Knowledge of FP1096 is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of FP1096, threatened against FP1096, any of its properties (tangible or intangible, including the K-V Products and all Technology and Intellectual Property Rights) or any of its officers or directors by or before any Governmental Entity, nor to the Knowledge of FP1096 is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of FP1096 to conduct its operations as presently or previously conducted or as presently contemplated to be conducted. The FP1096 Disclosure Letter contains a list of all actions, suits and proceedings in



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

which FP1096 has been involved. The FP1096 Disclosure Letter lists all notices, allegations, claims, demands and papers concerning or alleging wrongful death or personal injury from the use of any Product or Technology owned or used by FP1096, or concerning any related lawsuit or similar proceeding relating thereto.

         3.19 MINUTE BOOKS. The minutes of FP1096 and FemmePharma provided to counsel for K-V contain complete (except to the extent reasonably redacted) and accurate records of all actions taken, and summaries, in all material respects, of all meetings held, by the shareholders, the Board of Directors of each of FP1096 (and any committees thereof) and FemmePharma since the time of incorporation of FP1096 and FemmePharma, as applicable.

         3.20 ENVIRONMENTAL MATTERS.

                  (a) CONDITION OF PROPERTY. As of the Closing, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject FP1096 to Liability, no Hazardous Materials are present on any Business Facility currently operated, occupied, controlled or leased by FP1096, or were present on any other Business Facility at the time it ceased to be operated, occupied, controlled or leased by FP1096. There are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by FP1096, or as a consequence of the acts of FP1096 or its agents.

                  (b) HAZARDOUS MATERIALS ACTIVITIES. FP1096 has conducted all Hazardous Materials Activities in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of FP1096 prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

                  (c) PERMITS. FP1096 holds all Environmental Permits necessary for the conduct of its business as currently being conducted and as currently contemplated to be conducted. All such Environmental Permits are valid and in full force and effect. FP1096 has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified or rendered non-renewable upon payment of the permit fee. All Environmental Permits and all other consents and clearances required by any Environmental Law or any agreement to which FP1096 is bound as a condition to the performance and enforcement of this Agreement have been obtained or will be obtained prior to the Closing at no cost to K-V.

                  (d) ENVIRONMENTAL LITIGATION. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best Knowledge of FP1096, threatened, concerning or relating to any Environmental Permit, Hazardous Materials Activity or any Business Facility.

                  (e) ENVIRONMENTAL LIABILITIES. FP1096 does not Know of any fact or circumstance, which could result in any Environmental Liabilities which could reasonably be expected to result in material liability to the business or financial status of FP1096. FP1096 has



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

not entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or Hazardous Materials Activities.

                  (f) REPORTS AND RECORDS. FP1096 and FemmePharma have delivered to K-V or made available for inspection by K-V and its agents, representatives and employees all records in FP1096 and FemmePharma's possession concerning their Hazardous Materials Activities and all environmental audits and environmental assessments of any Business Facility conducted at the request of, or otherwise in the possession of, FP1096 or FemmePharma. FP1096 and FemmePharma have complied with all environmental disclosure obligations imposed by applicable law with respect to the transactions contemplated by this Agreement.

         3.21 BROKERS' AND FINDERS' FEES. FP1096 has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby.

         3.22 EMPLOYEE BENEFIT PLANS AND COMPENSATION.

                  (a) SCHEDULE. Each FP1096 Employee Plan, each Employee Agreement, each Employment Liability and all other Liabilities related to the foregoing constitute Transferred Assets and/or Transferred Liabilities and do not constitute Retained Assets or Retained Contracts.

                  (b) EMPLOYEE PLAN COMPLIANCE. FP1096 has performed, in all material respects, all obligations required to be performed by it under each FP1096 Employee Plan, and each FP1096 Employee Plan has been established and maintained in material compliance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any FP1096 Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of FP1096, FemmePharma or the Shareholders, threatened or reasonably anticipated (other than routine claims for benefits) against any FP1096 Employee Plan or against the assets of any FP1096 Employee Plan. There are no audits, inquiries or proceedings pending or to the Knowledge of FP1096, FemmePharma or the Shareholders or any ERISA Affiliates, threatened by the IRS, DOL or any other Governmental Entity with respect to any FP1096 Employee Plan. Neither FP1096 nor any ERISA Affiliate is subject to any penalty or tax with respect to any FP1096 Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. FP1096 has timely made all contributions and other payments required by and due under the terms of each FP1096 Employee Plan.

                  (c) NO PENSION PLANS. Neither FP1096 nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to any Pension Plans subject to Title IV of ERISA. At no time has FP1096 or any ERISA Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither FP1096 nor any ERISA Affiliate has



                                    -34-

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

at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in
Section 413 of the Code.

                  (d) NO SELF-INSURED PLANS. Neither FP1096 nor any ERISA Affiliate has ever maintained, established sponsored, participated in or contributed to any self-insured plan that provides benefits to employees (including, without limitation, any such plan pursuant to which a stop-loss policy or contract applies).

                  (e) NO POST-EMPLOYMENT OBLIGATIONS. No FP1096 Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable statute, and FP1096 has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits.

                  (f) EMPLOYMENT MATTERS. FP1096 is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, employee safety and wages and hours. There are no actions, suits, claims, labor disputes or grievances pending or threatened or reasonably anticipated relating to any labor matters involving any Employee, including, without limitation, charges of unfair labor practices. FP1096 is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by FP1096.

                  (g) NO INTERFERENCE OR CONFLICT. Neither the execution nor delivery of this Agreement, the License Agreement or the Related Agreements, nor the carrying on of FP1096's, FemmePharma's and their Affiliates' business, as presently conducted or proposed to be conducted, nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of FP1096's, FemmePharma's and their Affiliates' business as presently conducted or currently proposed to be conducted will, to the Knowledge of FP1096, FemmePharma and the Shareholders, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees or consultants is now bound.

                  (h) INTERNATIONAL EMPLOYEE PLAN. Neither FP1096 nor any ERISA Affiliate currently has, nor has it ever had, the obligation to maintain, establish, sponsor, participate in, be bound by or contribute to any International Employee Plan.

         3.23 INSURANCE. The FP1096 Disclosure Letter lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of FP1096, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that FP1096 has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will



                                    -35-

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

exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date) and FP1096 is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies and bonds (or other policies and bonds providing substantially similar coverage) have been in effect since the incorporation of FP1096 and remain in full force and effect. FP1096 has no Knowledge or reasonable belief of threatened termination of, or premium increase with respect to, any of such policies. FP1096 has never maintained, established, sponsored, participated in or contributed to any self-insurance plan.

         3.24 COMPLIANCE WITH LAWS. FP1096 has complied with, is not in violation of, and has not received any notices of violation with respect to, any Law. Notwithstanding the foregoing, regulatory matters are exclusively addressed in Section 3.7.

         3.25 WARRANTIES; INDEMNITIES. Except as set forth in Section 3.25 of the FP1096 Disclosure Letter and warranties implied by law, FP1096 has not given any warranties or indemnities relating to products or technology sold or services rendered by FP1096.

         3.26 COPIES OF MATERIALS. Prior to the Closing Date, K-V has been provided copies of, and access to, all regulatory materials, Regulatory Documentation and Data filed by or under authority of FP1096 with Regulatory Authorities and the supporting Data therefor relevant to the K-V Products, as required to support the Development, Manufacture and Regulatory Approval of the K-V Products, as has been developed by or on behalf of FP1096, and FP1096 has at all relevant times, and Surviving Corporation has as of the Closing Date, the right to disclose such subject matter to K-V and any other Person.

         3.27 FULL DISCLOSURE. To the Knowledge of FP1096, neither this Agreement, the License Agreement or the Related Agreements, including all exhibits, schedules and certificates thereto furnished by FP1096 or FemmePharma, contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         3.28 INFORMATION STATEMENT. The information furnished on or in any document mailed, delivered or otherwise furnished to Shareholders by FP1096 in connection with the solicitation of their consent to this Agreement, the License Agreement, the Related Agreements and the transactions contemplated hereby and thereby: (a) did not contain, at or prior to the Effective Time, any untrue statement of a material fact, (b) complied in all respects with the Charter Documents, Pennsylvania Law and all other applicable Law, (c) specified the approval by the Shareholders of the appointment of the Seller Representative, (d) included a description of the Merger, this Agreement, the License Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (e) included a statement that appraisal rights are available for FP1096 Capital Stock pursuant to Pennsylvania Law in accordance with the terms thereof, (f) were submitted to and approved by K-V prior to their distribution and (g) included the recommendation of the Board of Directors of FP1096 in favor of the Merger, this Agreement, the License Agreement, the Related Agreements and the transactions contemplated hereby and



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

thereby, and the conclusion of FP1096's Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Shareholders.

         3.29 OWNERSHIP OF FP1096 CAPITAL STOCK. Each Shareholder is the sole record and beneficial owner of FP1096 Capital Stock designated as being owned by such Shareholder opposite such Shareholder's name in the FP1096 Disclosure Letter. Such FP1096 Capital Stock is not subject to any Liens or to any rights of first refusal of any kind, and such Shareholder has not granted any rights to purchase such FP1096 Capital Stock to any other Person. Such FP1096 Capital Stock constitutes all of the FP1096 Capital Stock owned, beneficially or of record, by such Shareholder, and such Shareholder has no other options, warrants or other rights to acquire FP1096 Capital Stock. At the Effective Time, in exchange for the consideration paid pursuant to Article II, K-V will receive good title to such FP1096 Capital Stock, subject to no Liens retained, granted or permitted by such Shareholder or FP1096.

         3.30 ABSENCE OF CLAIMS BY THE SHAREHOLDERS. None of the
Shareholders have any claim against FP1096, whether present or future, contingent or unconditional, fixed or variable, under any contract or on any other basis whatsoever, whether in equity or at law.



                                 ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF K-V AND K-V SUB

         Each of K-V and K-V Sub jointly and severally hereby represents and warrants to FP1096 as follows:

         4.1 ORGANIZATION, STANDING AND POWER. K-V is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. K-V Sub is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania. Each of K-V and K-V Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets, including intangible assets, condition, financial or otherwise, results of operation or capitalization of K-V, taken as a whole (a "K-V
                                                                    ---
Material Adverse Effect"); provided, however, that in no event shall any
-----------------------    -----------------
occurrence relating to the industry in which K-V operates as a whole, other than that which affects K-V disproportionately, be considered a K-V Material Adverse Effect.

         4.2 AUTHORITY. Each of K-V and K-V Sub has all requisite corporate power and authority to enter into this Agreement, the License Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the License Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of K-V and K-V Sub. This Agreement, the License Agreement and any Related Agreements to which K-V and K-V Sub are parties have been duly executed and delivered by K-V and K-V Sub and constitute the

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

valid and binding obligations of K-V and K-V Sub, enforceable against each of K-V and K-V Sub in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of Law governing specific performance, injunctive relief or other equitable remedies.

         4.3 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to K-V or K-V Sub in connection with the execution and delivery of this Agreement, the License Agreement and any Related Agreements to which K-V or K-V Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a K-V Material Adverse Effect, and (iii) the filing of the Merger Certificate or like instrument with the Secretary of the Commonwealth of Pennsylvania.

         4.4 CAPITAL RESOURCES. K-V has sufficient capital resources to pay the Merger Consideration.

         4.5 BROKER'S AND FINDERS' FEES. Neither K-V nor K-V Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.6 NO CONFLICTS. The execution and delivery of this Agreement, the License Agreement and any Related Agreement to which K-V or K-V Sub is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any conflict with: (i) any provision of the articles or certificate of incorporation or bylaws of K-V or K-V Sub, as amended, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which K-V or any of its respective properties or assets are subject, or
(iii) any Law or Order applicable to K-V or K-V Sub or their respective properties or assets, except in each case where such conflict will not have a K-V Material Adverse Effect.

         4.7 INTERIM OPERATIONS OF K-V SUB. K-V Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

                                  ARTICLE V

                            ADDITIONAL AGREEMENTS

         5.1 CONFIDENTIALITY.

                  (a) The terms, conditions, subject matter and transactions contemplated by this Agreement, including, if applicable, the termination of this Agreement and the reasons therefor, shall be considered "Confidential Information" (as further defined in paragraph (d) below) that each party will maintain as confidential. Notwithstanding anything herein to the contrary, each of the parties hereto has the right to disclose the terms and conditions of this Agreement, without the prior written consent of the other party hereto: (i) in confidence to its directors, officers, employees, accountants, legal counsel, agents, advisors, lenders, investors and on a need-to-know basis to others under conditions which reasonably ensure the confidentiality thereof; (ii) as required by any court or other governmental body, or by the New York Stock Exchange; (iii) as otherwise required by Law; (iv) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (v) as required in connection with any government or regulatory filings, including without limitation filings with the SEC. In addition, (i) FemmePharma may issue a press release generally announcing the transaction contemplated hereby provided it obtains the prior written consent of K-V to such press release, which consent shall not be unreasonably withheld, and (ii) K-V may issue a press release generally announcing the transaction contemplated hereby with or without such consent.

                  (b) FP1096 recognizes that by reason of FP1096's ownership of the Transferred Assets and the Transferred Liabilities prior to the Closing, FP1096 may acquire FemmePharma Confidential Information. Accordingly, FP1096 and K-V covenant and agree that, following the Closing, FP1096 and K-V shall treat such FemmePharma Holding Company Confidential Information in the same manner that it treats its own valuable confidential information and shall not disclose such FemmePharma Confidential Information on terms differently than it treats its own confidential information, except to the extent: (i) such information becomes generally known to the public through no fault of FP1096 or K-V, (ii) FP1096 or K-V; is advised in writing by counsel that disclosure is required by Law or the order of any Governmental Entity, or (iii) FP1096 or K-V reasonably believes that such disclosure is required in connection with the defense of a lawsuit; provided, that prior to disclosing any information pursuant to clause (i),
(ii) or (iii) above, FP1096 and K-V shall give prior written notice thereof to FemmePharma and provide FemmePharma with the opportunity to contest such disclosure and to seek confidential treatment thereof, and shall reasonably cooperate with such efforts of FemmePharma. "FemmePharma Holding Company Confidential Information" means written information identified as "FemmePharma Holding Company Confidential Information" that has not been disclosed to the public and that does not relate to the FP1096 Business or the Retained Assets.

                  (c) FemmePharma recognizes that by reason of FP1096's ownership of the FP1096 Business and the Retained Assets prior to the Closing, FemmePharma has acquired Confidential Information related to FP1096, the FP1096 Business and the Retained Assets, the use or disclosure of which after the Closing could cause FP1096 or its Affiliates substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, FemmePharma covenants and agrees that, following the Closing, it shall treat such Confidential Information in the same manner that it treats its own valuable confidential information, and shall not use or disclose such Confidential Information, except as expressly authorized in this Agreement and except to the extent:
(i) such information becomes generally known to the public through no fault of FemmePharma, (ii) FemmePharma is advised in writing by counsel that disclosure is required by Law or the order of any Governmental Entity, or
(iii) FemmePharma reasonably believes that such disclosure is required in connection with the defense of a lawsuit; provided, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, FemmePharma shall give prior written notice thereof to K-V and provide K-V with the opportunity to contest such disclosure and to seek confidential treatment thereof, and shall reasonably cooperate with such efforts of K-V. FemmePharma also covenants and agrees that following the Closing Date it shall monitor compliance under and enforce the terms of its Proprietary Information Agreements as reasonably necessary to prevent the misuse or disclosure of such Confidential Information.

                  (d) In addition to the provisions of Section 5.3(a), the term "Confidential Information" means information that has not been disclosed to the public with respect to the present or future business, operations, services, products or Technology relating to the FP1096 Business and the Retained Assets, including confidential and proprietary information and trade secrets of third parties learned in confidence pursuant to a written confidentiality agreement. Notwithstanding anything to the contrary, all Confidential Information within the FP1096 Business and the Retained Assets (which, as set forth in the Asset Contribution Agreement, is all information (including Data) "to the extent related to the K-V Products and the FP1096 Business") shall be deemed to be the Confidential Information of K-V and Surviving Corporation under this Agreement, and not the Confidential Information of FemmePharma or its Affiliates, for purposes of this Agreement, the License Agreement and the Related Agreements, including
Section 5.3(a). For the avoidance of doubt, the parties acknowledge and agree that, as set forth in the Asset Contribution Agreement, all information (including Data) of FP1096 to the extent not related to the K-V Products or the FP1096 Business is included in the Transferred Assets now owned by FemmePharma and is not Confidential Information.

         5.2 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, financial advisory, consulting and all other fees and expenses of third parties and severance/termination fees and expenses incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Third Party Expenses"), shall be the obligation of the respective
         --------------------
party incurring such fees and expenses; provided, however, that all Third
                                        -----------------
Party Expenses of FP1096 incurred prior to the Effective Time, including the cost of the Appraisal, shall be either paid by FP1096 prior to such time or be borne by FemmePharma.

         5.3 FIRPTA COMPLIANCE. On the Closing Date, FP1096 shall deliver to K-V a properly executed statement (a "FIRPTA Compliance Certificate") in a
                                      -----------------------------
form reasonably acceptable to K-V for purposes of satisfying K-V's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         5.4 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

         5.5 RETAINED EMPLOYMENT LIABILITIES. From and after the Closing Date, FemmePharma shall assume, and be solely responsible for: (i) all Employment Liabilities whether incurred before, on or after the Closing Date, and (ii) providing continuation coverage under COBRA to those individuals who are M&A qualified beneficiaries of FP1096 (as defined in Treasury Regulation Section 54.4980B-9, Q&A-4(a)) with respect to the transactions contemplated by this Agreement (collectively, the "Retained
                                                                --------
Employment Liabilities").
----------------------

         5.6 ADDITIONAL INFORMATION. FemmePharma shall promptly supply K-V and K-V Sub with any information, statements and certificates that may be required in order to effectuate filings, notices, petitions or statements required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including, without limitation, any filings required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any rules and regulations of the SEC or the New York Stock Exchange. FemmePharma shall give K-V notice and copies (if applicable) of all future correspondence, notices and other communications received from the FDA or other Regulatory Authorities relating to the Initial Danazol Product and, unless requested by K-V in writing, will no longer communicate with the FDA or such other Regulatory Authorities with respect to the Initial Danazol Product.

         5.7 NON-COMMERCIALIZATION.

                  (a) FemmePharma agrees that, on a country by country basis in any country in the world, neither FemmePharma, nor Gerianne M. DiPiano ("DiPiano"), nor any FemmePharma Affiliate (but not including any bona fide
  -------
third party that acquires all or substantially all of FemmePharma's assets or equity interests) shall directly or indirectly (for example, through licensees or in collaboration with third parties) commercialize any K-V Product during the Non-Commercialization Period.

                  (b) The parties agree that the relevant public policy aspects of the non-commercialization covenant set forth in this Section 5.7 have been discussed, and that every effort has been made to limit the restrictions placed upon FemmePharma, DiPiano or any FemmePharma Affiliate to those that are reasonable and necessary to protect the legitimate interests of K-V and the Surviving Corporation. The restrictions contained in this Section 5.7 are necessary for the protection of the business and goodwill of K-V and the Surviving Corporation and are considered by FemmePharma and DiPiano to be reasonable for such purposes. FemmePharma and DiPiano acknowledge that the non-commercialization covenant set forth in this Section 5.7 will not prevent FemmePharma or DiPiano from operating as successful businesses, earning a livelihood and/or supporting themselves during the relevant time periods.

                  (c) If any restriction set forth in this Section 5.7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

         5.8 TAX MATTERS.

                  (a) FINAL RETURNS. Subject to Section 5.8(d) below, FemmePharma shall timely prepare or cause to be prepared any Returns to be filed by FP1096 or FemmePharma for a period that (i) ends on or before Closing or (ii) begins before Closing and ends after Closing (each a "Final Return"), whenever due. All Final Returns shall be prepared consistently with (i)

FP1096's past practice (except to the extent FemmePharma and FP1096 mutually agree that deviations from past practices are required by applicable law),
(ii) the financial statements attached in the FP1096 Disclosure Letter hereto, and (ii) the asset valuation set forth in an appraisal of FemmePharma obtained by FP1096 prior to the date hereof. FemmePharma shall deliver a draft of each Final Return to FP1096 for its review and comments at least twenty (20) business days prior to the due date (including applicable extensions) thereof, along with written notice of the due date (including applicable extensions)of the Return. FemmePharma shall consider in good faith any comments provided, or changes suggested, by FP1096 relating to any such Final Return to the extent the comments or changes are provided to FemmePharma at least ten (10) business days prior to the due date (including applicable extensions) of the Final Return, and will use its reasonable efforts to revise the Final Return to incorporate such changes or suggestions, to the extent they either do not materially adversely affect FemmePharma or are consistent with the second sentence of this Section 5.8(a). FP1096 shall timely file the Final Returns for FP1096 prepared in accordance with this Section 5.8(a). FemmePharma shall be responsible for and shall pay (or shall reimburse FP1096 if it is required by law to pay) all Taxes attributable to the taxable period or portion thereof ending on or prior to the Closing Date (the "Pre-Closing Tax Period"), with property and similar taxes allocated to the Pre-Closing Tax Period on a per diem basis. For the avoidance of doubt, the Transferred Liabilities (as defined in the Asset Contribution Agreement) shall be attributable to the Pre-Closing Tax Period. FemmePharma shall be responsible for the timely preparation, filing and delivery of all forms W-2 and 1099 with respect to employees and contractors of FP1096 for the Pre-Closing Tax Period, and will provide FP1096 with copies of such forms within ten (10) days after the filing with the Internal Revenue Service. FemmePharma shall be responsible for the withholding of the appropriate taxes on compensation realized by employees and former employees on the exercise of any options prior to Closing, and will timely pay such amounts to the appropriate tax authorities.

                  (b) COOPERATION. FP1096 and its Affiliates shall cooperate fully with FemmePharma in the preparation of the Final Returns and any Audits (as defined below), including allowing FemmePharma and its representatives access to the books and records of the FP1096, and the employees of FP1096 or K-V and it affiliates as reasonably needed.

                  (c) AUDITS. If FP1096 or an Affiliate receives a notice of a an intention of a Tax authority to audit FP1096 for periods (or a portion of period ) that began before Closing, FP1096 shall notify FemmePharma within five (5) business days of the receipt of the notice. For this purpose, an audit includes any request by a Tax authority or other Governmental Entity for information with respect to Taxes or Returns, and any related administrative or judicial proceedings (an "Audit"). FemmePharma
                                                        -----
shall have the right to control any Audit and any related administrative or judicial proceedings that relate solely to any taxable period that ends on or prior to the Closing Date. FP1096 may reasonably participate in such proceedings at its own expense. FP1096 shall have the right to control any Audit of FP1096 and any related administrative or judicial proceedings that relate to any taxable period that begins before the Closing Date and ends after the Closing Date or that begins after the Closing Date. FemmePharma may reasonably participate in such proceedings at its own expense if the resolution of such proceedings would give rise to an indemnification obligation on the part of the Shareholders or FemmePharma. FP1096 may not settle, compromise or conclude any Audits that include a period that begins before Closing without the prior written consent of

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

FemmePharma, which shall not be unreasonably withheld, conditioned or delayed. To the extent this Section 5.8(c) is inconsistent with Section 7.3(b), this Section shall control any claims for indemnification with respect to Taxes.

                  (d) AMENDED RETURNS. FP1096 shall not file any amended Returns for periods beginning prior to the Closing Date, without the prior written consent of FemmePharma which consent shall not be unreasonably withheld, conditioned or delayed.

                  (e) NET OPERATING LOSSES. Notwithstanding any other provision of this Agreement to the contrary, FemmePharma and FP1096 make no representations as to the amount or the availability of FP1096's net operating loss carryforward to offset any income of attributable to any taxable period or portion thereof beginning after the Closing Date. For the avoidance of doubt, the preceding sentence is not intended to limit FP1096's representation set forth in Section 3.11(a)(xi) of this Agreement, FP1096 will take no action after Closing that would limit the ability of FP1096 to claim the net operating loss as a deduction on a Final Return, or any amended Final Return, or in an audit of a Final Return. Without limiting the foregoing sentence, K-V shall not make an election pursuant to Section 338 of the Code with respect to the Merger.



                                 ARTICLE VI

                          CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of FP1096, K-V and K-V Sub to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the condition that no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order, whether temporary, preliminary or permanent, which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

         6.2 CONDITIONS TO THE OBLIGATIONS OF K-V AND K-V SUB. The obligations of K-V and K-V Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by K-V and K-V Sub:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties made in this Agreement by FP1096, FemmePharma and the Shareholders shall be true, correct and complete as of the date hereof and as of the Closing Date, except for those representations and warranties that refer to facts existing at a specific date, which shall be true, correct and complete as of such date, and (ii) FP1096, FemmePharma and the Shareholders shall have performed or complied in all respects with all obligations and covenants required by this Agreement to be performed or complied with by FP1096, FemmePharma and the Shareholders, as the case may be, at or prior to the Closing.

                  (b) THIRD PARTY CONSENTS. FP1096 shall have obtained and delivered to K-V all consents, waivers and approvals listed on Schedule 6.2(b) (the "Third Party Consents"), which Third Party Consents shall be in
             --------------------
a form reasonably acceptable to K-V.

                  (c) TERMINATION OF AGREEMENTS. FP1096 shall have terminated each of those agreements listed on Schedule 6.2(c) to this Agreement and each such agreement shall be of no further force or effect.

                  (d) RELEASE OF LIENS. K-V shall have received from FP1096 a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to K-V, that are necessary or appropriate to evidence the release of all Liens set forth in Schedule 6.2(d) to this Agreement.

                  (e) RESIGNATION OF OFFICERS AND DIRECTORS. K-V shall have received a written resignation from each of the officers and directors of FP1096 effective as of the Effective Time.

                  (f) APPRAISAL RIGHTS. No Shareholder shall continue to have a right to exercise appraisal, dissenters' or similar rights under applicable Law with respect to their FP1096 Capital Stock by virtue of the Merger.

                  (g) CERTIFICATE OF FP1096. K-V shall have received a certificate, validly executed by the Chief Executive Officer of FP1096 for and on FP1096's behalf, to the effect that, as of the Closing:

                           (i) all representations and warranties made by
FP1096 in this Agreement (other than the representations and warranties of FP1096 as of a specified date, which were true and correct as of such date) were true and correct on the date they were made and are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time;

                           (ii) all covenants and obligations under this
Agreement to be performed or complied with by FP1096 on or before the Closing have been performed or complied with; and

                           (iii) the conditions to the obligations of K-V
and K-V Sub set forth in this Section 6.2 have been satisfied in full (unless otherwise waived in accordance with the terms hereof).

                  (h) CERTIFICATE OF FEMMEPHARMA. K-V shall have received a certificate, validly executed by the Chief Executive Officer of FemmePharma for and on FemmePharma's behalf, to the effect that, as of the Closing:

                           (i) all representations and warranties made by
FemmePharma in this Agreement (other than the representations and warranties of FemmePharma as of a specified date, which were true and correct as of such date) were true and correct on the date they were made and are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time;

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

                           (ii) all covenants and obligations under this
Agreement to be performed or complied with by FemmePharma on or before the Closing have been performed or complied with; and

                           (iii) the conditions to the obligations of K-V
and K-V Sub set forth in this Section 6.2 have been satisfied in full (unless otherwise waived in accordance with the terms hereof).

                  (i) CERTIFICATE OF SECRETARY OF FP1096. K-V shall have received a certificate, validly executed by the Secretary of FP1096, certifying as to: (i) the continuing effectiveness of the Charter Documents of FP1096, and (ii) the valid adoption of resolutions of the Board of Directors of FP1096 (whereby the Merger and the transactions contemplated hereunder, under the License Agreement and under the Related Agreements were approved by the Board of Directors) and (iii) that the shareholders of FP1096 constituting the Requisite Shareholder Vote have approved this Agreement and the consummation of the transactions contemplated hereby.

                  (j) CERTIFICATE OF SECRETARY OF FEMMEPHARMA. K-V shall have received a certificate, validly executed by the Secretary of FemmePharma, certifying as to: (i) the continuing effectiveness of the Charter Documents of FemmePharma, and (ii) the valid adoption of resolutions of the Board of Directors of FemmePharma (whereby the transactions contemplated hereunder, under the License Agreement and under the Related Agreements, as applicable to FemmePharma, were approved by its Board of Directors) and (iii) that the sole stockholder of FemmePharma immediately prior to the Spin Off has approved this Agreement, the License Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

                  (k) CERTIFICATES OF GOOD STANDING. K-V shall have received a certificate of good standing regarding FP1096 from the Secretary of State of the Commonwealth of Pennsylvania, and a good standing certificate from each jurisdiction in which FP1096 is qualified to do business, each of which is dated within a reasonable period prior to Closing.

                  (l) FIRPTA CERTIFICATE. K-V shall have received a copy of the FIRPTA Compliance Certificate, validly executed by a duly authorized officer of FP1096.

                  (m) EMPLOYEES. On the Closing Date, FP1096 shall have no employees.

                  (n) EXERCISE OR TERMINATION OF FP1096 OPTIONS AND FP1096 WARRANTS. K-V shall have received evidence reasonably satisfactory to it that all outstanding FP1096 Options and FP1096 Warrants have been exercised in full or terminated immediately prior to the Effective Time.

                  (o) ASSET CONTRIBUTION AGREEMENT. The assignment and transfer from FP1096 to FemmePharma of all of the Transferred Assets and the assumption by FemmePharma of all of the Transferred Liabilities of FP1096 shall have occurred immediately prior to the Effective Time in accordance with the terms of the Asset Contribution Agreement.

                  (p) SPIN OFF. The Spin Off shall have been completed to the satisfaction of K-V. Without limiting the foregoing, FP1096 shall have issued as a dividend to each of its

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

shareholders other than K-V, which exclusion of K-V may be accomplished through the waiver of receipt by K-V of such dividend or some other method that complies with all applicable Laws, all of the issued and outstanding capital stock of FemmePharma in a manner that does not result in the imposition of any Tax on K-V.

                  (q) LICENSE AGREEMENT. The License Agreement shall have been executed and shall be in full force and effect, and FemmePharma shall not be in breach of any provision thereof.

                  (r) RELEASE AGREEMENT. The Release Agreement shall have been executed and shall be in full force and effect, and FemmePharma shall not be in breach of any provision thereof.

                  (s) TRANSITION AGREEMENT. The Transition Agreement shall have been executed and shall be in full force and effect, and FemmePharma shall not be in breach of any provision thereof.

                  (t) ESCROW AGREEMENT. The Escrow Agreement shall have been executed and shall be in full force and effect, and FemmePharma shall not be in breach of any provision thereof.

                  (u) APPRAISAL. FP1096, at its expense, shall have: (i) hired an independent appraiser of recognized standing mutually agreeable to K-V and FP1096 to perform an appraisal of the value of FemmePharma's business, including the Transferred Assets and Transferred Liabilities (the "Appraisal"), and (ii) delivered the Appraisal to FP1096. The Appraisal
 ---------
shall have resulted in an appraised value of the FemmePharma business, including the value of the Transferred Assets and Transferred Liabilities, of no greater than $4,000,000. FP1096 and FemmePharma shall report the Spin Off for all Tax purposes consistent with the Appraisal.

                  (v) DELIVERY OBLIGATIONS. FP1096 and FemmePharma shall have fulfilled all of their delivery obligations set forth in Section 2.11 hereof.

                  (w) NO GOVERNMENTAL OR OTHER ORDER. No court order or regulation shall have been enacted, promulgated, issued or entered against K-V or FP1096 that prohibits consummation of the Merger and the other terminations contemplated by this Agreement.

                  (x) SHAREHOLDER APPROVAL. The Shareholders of FP1096 shall have duly approved and adopted the Merger, this Agreement and the transactions contemplated hereby in accordance with the provisions of applicable Law and FP1096's articles of incorporation and bylaws.

         6.3 CONDITIONS TO OBLIGATIONS OF FP1096, FEMMEPHARMA AND THE SHAREHOLDERS. The obligations of FP1096, FemmePharma and each of the Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by FP1096:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of K-V and K-V Sub made in this Agreement shall be true, correct and complete as of the date hereof and as of the Closing Date, as though made on such date, except for those representations and warranties that refer to facts existing at a specific date, which shall be true, correct and complete as of such date, and (ii) K-V and K-V Sub shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by K-V and K-V Sub, as the case may be, at or prior to the Closing.

                  (b) CERTIFICATE OF K-V. FP1096 shall have received a certificate, validly executed on behalf of K-V by a Vice President for and on its behalf to the effect that, as of the Closing:

                           (i) all representations and warranties made by
K-V and K-V Sub in this Agreement (other than the representations and warranties of K-V and K-V Sub as of a specified date, which were true and correct as of such date) were true and correct on the date they were made and are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

                           (ii) all covenants and obligations under this
Agreement to be performed by K-V and K-V Sub on or before the Closing have been so performed.

                  (c) DELIVERY OBLIGATIONS. K-V shall have fulfilled all of its delivery obligations set forth in Section 2.12 hereof.

                  (d) NO GOVERNMENTAL OR OTHER ORDER. No court order or regulation shall have been enacted, promulgated, issued or entered against K-V or FP1096 prohibits consummation of the Merger and the other terminations contemplated by this Agreement.

                  (e) SHAREHOLDER APPROVAL. FP1096's shareholders shall have duly approved and adopted the Merger, this Agreement and the transactions contemplated hereby in accordance with the provisions of applicable Law and FP1096's articles of incorporation and bylaws.



                                 ARTICLE VII

                          SURVIVAL; INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of FP1096 and FemmePharma contained in this Agreement, in the License Agreement, in any Related Agreement or in any document, certificate or other instrument required to be delivered hereunder or thereunder, shall survive the Closing Date and remain in full force and effect as follows: (a) until the date that is thirty (30) days after the end date of the longest applicable statute of limitations, including extensions thereof, with respect to representations and warranties made in Section 3.11 (Tax Matters), and (b) until the date that is two (2) years following the Closing Date, with respect to all other representations and warranties provided, however, that if a Claim Notice is given prior to the applicable
-----------------
termination date, then
any representation or warranty that is related to such Claim Notice that would otherwise terminate in accordance with clause (a) or (b) of this
Section 7.1 will continue to survive indefinitely only with respect to such Claim until the Claim is finally resolved. The representations and warranties of K-V and K-V Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate two (2) years following the Closing Date.

         7.2 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY FEMMEPHARMA. Subject to the terms and conditions of this Article VII, FemmePharma (the "Purchaser Indemnifying
                                                      ----------------------
Party") agrees to indemnify, defend, save and hold harmless K-V and the
-----
Surviving Corporation and their respective officers, directors, agents and assigns (the "Purchaser Indemnified Parties"), against all Damages incurred
              -----------------------------
in connection with, arising out of, resulting from or incident to:

                           (i) any breach or inaccuracy of a representation
or warranty of FP1096 or FemmePharma contained in this Agreement or the Contribution Agreement or in any certificate delivered pursuant hereto or thereto;

                           (ii) any breach or any failure to fulfill,
perform or comply with any covenant or agreement made by FP1096 or FemmePharma in this Agreement or the Contribution Agreement or any schedule, exhibit, document, certificate or other instrument delivered pursuant hereto or thereto; provided, however, that with respect to FP1096 only, this clause
            -----------------
(ii) shall apply only to such breaches and failures to fulfill, perform or comply that occur on or prior to the Closing Date, and such breaches and failures on the part of FP1096 occurring on or prior to the Closing Date shall be part of and included in the Transferred Liabilities;

                           (iii) the Transferred Assets or the Transferred
Liabilities, including the failure to obtain consents and waivers to transfer the same; and

                           (iv) the amount of any Dissenting Share Payments.

         For purposes of clarity, notwithstanding anything to the contrary contained herein, from and after the Closing Date, FemmePharma and the Shareholders shall have no right of contribution or any other right to receive payment or indemnification from FP1096 with respect to any Damage claimed by an Indemnified Party.

         Payments by a Purchaser Indemnified Party of amounts for which such Purchaser Indemnified Party is indemnified hereunder shall not be a condition precedent to recovery.

                  (b) INDEMNIFICATION BY K-V. Subject to the terms and conditions of this Article VII, K-V (the "Seller Indemnifying Party") agrees
                                          -------------------------
to indemnify, defend, save and hold harmless FemmePharma and its officers, directors, agents and assigns (the "Seller Indemnified Party"), against all
                                    ------------------------
Damages incurred in connection with, arising out of, resulting from or incident to:

                           (i) any breach or inaccuracy of a representation
or warranty of K-V contained in this Agreement or in any certificate delivered pursuant hereto; and

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

                           (ii) any breach or any failure to fulfill,
perform or comply with any covenant or agreement made by K-V in this Agreement, or any schedule, exhibit, document, certificate or other instrument delivered pursuant hereto or thereto.

         For purposes of this Article VII, (i) each of the Purchaser Indemnifying Party and the Seller Indemnifying Party may be referred to from time to time, as appropriate, as an "Indemnifying Party" or the
                                     ------------------
"Indemnifying Parties" and (ii) each of the Purchaser Indemnified Parties
 --------------------
and the Seller Indemnified Party may be referred to from time to time, as appropriate, as an "Indemnified Party" or the "Indemnified Parties."
                    -----------------          -------------------

         7.3 PROCEDURE.

                  (a) The Indemnified Parties shall cooperate in all reasonable respects with the Indemnifying Parties in the investigation, trial and defense of any lawsuit or action related to a third party Claim and any appeal arising therefrom; provided, however, that the Indemnified
                                  -----------------
Parties may at their own cost, participate in negotiations, arbitrations and the investigation, trial and defense of any such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers. Notwithstanding anything to the contrary contained herein, an Indemnified Party shall have the right to make a Claim directly against an Indemnifying Party, and seek indemnification directly from such Indemnifying Party under this Article VII for Damages arising out of, attributable to, or resulting from any inaccuracy in or breach of any of the representations, warranties, covenants or agreements of the Indemnifying Party. The Indemnified Party shall be entitled to seek satisfaction of its Claim against the Indemnifying Party in a court of law.

                  (b) If a claim for Damages (a "Claim") is to be made by an
                                                 -----
Indemnified Party against an Indemnifying Party, the Indemnified Party shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as
                        ------------
reasonably practicable after the Indemnified Party obtains actual knowledge of any fact, condition or event which is reasonably likely to give rise to Damages for which indemnification may be sought under this Article VII. If any lawsuit or enforcement action is filed against an Indemnified Party, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within thirty (30) calendar days after the service of the citation or summons). Notwithstanding the foregoing, the failure of the Indemnified Party to give timely notice hereunder for any purpose shall not affect the Indemnified Party's rights to indemnification hereunder, except to the extent that the Indemnifying Party has been damaged by such failure. After such notice, except as provided in the remainder of this paragraph (b), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of the indemnity hereunder in connection with, or otherwise elects to defend, such lawsuit or action, then the Indemnifying Party shall be entitled, at its own election and cost, risk and expense: (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding, including any impleaded parties, include both an Indemnifying Party and an Indemnified Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or advised that there is a conflict or potential conflict of interest of such counsel, in which event the affected Indemnified Party shall be entitled, at its own cost, risk and expense, to separate counsel of its own choosing and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the prior written consent of the Indemnified Party(ies), such consent not to be unreasonably withheld or delayed; provided, however, that the Indemnifying Parties shall be
            -----------------
entitled, without consent, to compromise or settle any Claim solely for money damages provided that: (x) such amounts are available under the Escrow Fund pursuant to the Escrow Agreement and (y) the Indemnified Parties are unconditionally released from any further liability with respect to such Claim.

                  (c) If the Indemnifying Party fails to assume the defense of a lawsuit or action within fifteen (15) calendar days after receipt of the Claim Notice, the Indemnified Party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall, upon request of the Indemnified Party, promptly pay to such Indemnified Party, in accordance with the terms of this Article VII, the amount of any Damages resulting from such lawsuit or action, including the amount of Damages incurred by the Indemnified Party in the defense, compromise or settlement thereof, including without limitation attorneys' fees; provided, however,
                                                       -----------------
that such lawsuit or action shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnified Party assumes the defense of the lawsuit or action, the Indemnified Party will keep the Indemnifying Party informed of the progress of any such defense, compromise or settlement. Subject to the provisions of this Section 7.3 and Section 7.4, the Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Article VII and for any final judgment, subject to any right of appeal, and the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any Damages by reason of such settlement or judgment.

         7.4 LIMITATION ON INDEMNIFICATION; ESCROW.

                  (a) The indemnification obligations under this Agreement shall be limited to claims for Damages made on or prior to the last date of survival thereof referred to in Section 7.1. The indemnification obligations with respect to any breach of any covenant or agreement pursuant to Section 7.2, shall survive indefinitely with respect to Claims made pursuant to the terms of this Agreement, subject to the provisions of this Section 7.4.

                  (b) Subject to the terms and conditions of this Agreement, the Indemnifying Party shall not be liable for Damages incurred by any Indemnified Party pursuant to Section 7.2 unless and until the aggregate amount of Damages relating to such Claims for which the Indemnified Parties, in the aggregate, are seeking indemnification under Section 7.2 exceeds $150,000 (the "Threshold); provided, however, that in the event the
               ---------   -----------------
aggregate amount of Damages for which the Indemnified Party is seeking indemnification pursuant to Section 7.2 exceeds the Threshold, such party may recover the full amount of such Damages up to, and not in excess of, $1,750,000 (the "Cap"); provided, however, that the Cap shall not apply to
                 ---
Claims by the Purchaser Indemnified Party relating to or arising from the Transferred Liabilities, and the Purchaser Indemnified Party may recover the full amount of Damages relating to any such Claim. Notwithstanding the foregoing, nothing contained herein shall limit the amount of


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
recovery or constitute a waiver by any Indemnifying Party or a limitation of any of the rights or remedies of an Indemnified Party arising as a result of FemmePharma's fraud.

                  (c) The Indemnified Parties shall have the right to make a Claim hereunder prior to the time at which the Threshold that is applicable to such Claim has been surpassed for the purposes of asserting such claim within the relevant survival period of the applicable indemnification obligation. Any such Claim made within such period shall, to the extent such Threshold ultimately is met, survive until its final resolution.

                  (d) The Purchaser Indemnified Parties further agree that if for any reason the amount of the Escrow Fund under the Escrow Agreement is insufficient to cover the indemnification claims of the Purchaser Indemnified Parties, the Purchaser Indemnified Parties shall have no recourse whatsoever to any Shareholders for any of such Damages; provided, however, that this provision shall not constitute a waiver by the Purchaser Indemnified Parties or a limitation or restriction of any of the rights or remedies of the Purchaser Indemnified Parties arising as a result of any action, claim or lawsuit based on fraud of a Shareholder.

                  (e) K-V and the Surviving Corporation acknowledge that they are not relying upon any financial forecasts or projections from FP1096 or FemmePharma in connection with the consummation of the transactions contemplated by this Agreement.

                  (f) Each Indemnified Party shall use reasonable commercial efforts to mitigate its losses upon and after having actual knowledge of any event giving rise to an indemnification claim.

                  (g) Any claim for Damages shall be net of any third party payments, tax benefits actually recognized (including tax benefits associated with reclassification of an expense deduction which changes the timing of such deduction) and insurance proceeds actually received by the Indemnified Party. Each Indemnified Party shall be obligated in any claim for indemnification hereunder to make a claim under any applicable insurance policy maintained by it.

                  (h) Notwithstanding any other provision of this Agreement, FemmePharma shall not be considered to be in breach of any of its representations or warranties under this Agreement if and to the extent any such representation or warranty is rendered inaccurate as a result of, and FemmePharma shall not be obligated to provide indemnification with respect to any Taxes or other Damages arising from, either:

                           (i) the breach by K-V of any agreements contained
in Section 5.8; or

                           (ii) any transactions taken by or with respect to
FP1096 or any of its Subsidiaries on the Closing Date after the Effective Time, other than transactions that are (A) taken in the ordinary course of business and (B) properly allocable to tax periods of FP1096 and its Subsidiaries ending on the Closing Date.

                  (i) Amounts payable in respect of the indemnification obligations under Sections 7.2 hereof shall be treated by the parties as adjustments to the Merger Consideration to the extent not prohibited by law.

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

         7.5 EXCLUSIVE REMEDY. Indemnification pursuant to this Article VII, including claims under the Escrow Agreement, is the sole remedy of the Indemnified Parties for claims arising out of this Agreement or the Contribution Agreement. Notwithstanding any provision in this Agreement to the contrary, in no event shall the Shareholders have any liability under this Agreement except indirectly and only to the extent of such Shareholder's respective interest in the Escrow Fund.

         7.6 ESCROW AND ESCROW RELEASE AMOUNT. The parties and the Shareholders hereby agree that any indemnification claims made by Purchaser Indemnified Parties against Purchaser Indemnifying Parties hereunder, to the extent properly made and not disputed hereunder, shall be paid first from the Escrow Fund (notwithstanding that the Purchaser Indemnifying Party was not the only Persons on whose behalf funds were contributed to the Escrow
Fund) until the Escrow Fund is exhausted in its entirety or has been released in its entirety in accordance with the terms of the Escrow Agreement, and thereafter, to the extent any amount remains unpaid under
Section 8.1(a), shall be paid by FemmePharma; provided, however, that the foregoing clause shall not apply to claims made by Purchaser Indemnified Parties against FemmePharma relating to or arising from the Transferred Liabilities. With respect to any such claim payable from the Escrow Fund, following compliance with the procedures set forth in this Article VII, K-V shall promptly, and in any event not later than ten (10) business days thereafter, give notice to the Escrow Agent of such claim, as provided in the Escrow Agreement. Neither the exercise of nor the failure to exercise such right to give notice of a claim in accordance with the Escrow Agreement will limit any Purchaser Indemnified Party in any manner in the enforcement of any remedies that may be available to it hereunder unless FemmePharma is materially prejudiced by such failure.

         7.7 SELLER REPRESENTATIVE.

                  (a) By virtue of the approval of the Merger and this Agreement by the requisite vote of the Shareholders, each of the Shareholders shall be deemed to have agreed to appoint Michael A. DiPiano, Jr. as its agent and attorney-in-fact, as the "Seller Representative" for and on behalf of each of the Shareholders, to give and receive notices and communications, to authorize payment to any Purchaser Indemnified Party pursuant to the terms of this Article VII and the Escrow Agreement, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, to negotiate, investigate and resolve all matters relating to this
Article VII or the Escrow Agreement, to assert, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, any other claim by any Purchaser Indemnified Party against any Shareholder or by any such Shareholder against any Purchaser Indemnified Party or any dispute between any Purchaser Indemnified Party and any such Shareholder, in each case relating to this Agreement, the License Agreement or the Related Agreements or the transactions contemplated hereby or thereby, and to take all other actions that are either: (i) necessary or appropriate in the judgment of the Seller Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. No bond shall be required of the Seller Representative, and the Seller Representative shall not receive any compensation for its services. Notices or communications to or from the Seller Representative shall constitute notice to or from the Shareholders.

                  (b) The Seller Representative shall not be liable for any act done or omitted to be done hereunder as Seller Representative while acting in good faith and in the exercise of reasonable judgment. A decision, act, consent or instruction of the Seller Representative, including but not limited to an amendment, extension or waiver of this Agreement, shall constitute a decision of the Shareholders, individually and collectively, and shall be final, binding and conclusive upon the Shareholders; and K-V may rely upon any such decision, act, consent or instruction of the Seller Representative as being the decision, act, consent or instruction of the Shareholders. K-V is hereby relieved from any liability to any Person for any acts done by it in accordance with any such decision, act, consent or instruction of the Seller Representative.


                                ARTICLE VIII

                             GENERAL PROVISIONS

         8.1 TERMINATION. This Agreement may be terminated by written notice of termination only as follows: (a) by mutual consent of K-V and FP1096; (b) by either K-V or FP1096 if the Closing has not occurred on or before May 4, 2005, unless the reason that the Closing has not occurred shall be the failure of the party seeking to terminate this Agreement to fulfill its obligations hereunder; or (c) by either K-V or FP1096 if there has been a material misrepresentation or material breach on the part of the other party in the representations, warranties, covenants or agreements contained herein which is not cured within ten business days after such other party has been notified of the intent to terminate this Agreement pursuant to this Section
8.1. Each party expressly (x) acknowledges and agrees that termination of this Agreement pursuant to this Section 8.1 is its exclusive remedy if the events specified in Sections 8.1(a) or (c) shall occur, (y) waives and releases any other rights or remedies it may have in connection with any such events specified in Sections 8.1(a) or (c), at law, in equity, under this Agreement or otherwise, and (z) acknowledges and agrees that in the event of any such termination no party shall have any liability or obligation with respect to any loss, liability or expense (including without limitation reasonable attorneys' fees and expenses) of any other party hereto.

         8.2 EFFECT OF TERMINATION. In the event of the termination hereof as expressly permitted under Section 8.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability in respect of this Agreement on the part of any of K-V, FP1096 or their respective officers, directors, or shareholders. In the event of termination hereunder without Closing, each party hereto shall return promptly to the other parties hereto all documents, work papers and other material of the other party furnished or made available to such parties or their representatives or agents, and all copies thereof, and agrees that no information received by any such party or such party's representatives or agents shall be revealed by such party or such party's representatives or agents to any third party or used for the advantage of such party or any other person.

         8.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided,
                                                           ---------
however, that notices sent by mail will not be deemed given until received:
-------

                  (a) if to K-V or K-V Sub, to:

                           K-V Pharmaceutical Company
                           2503 South Hanley Road
                           St. Louis, MO 63144
                           Attention: Alan Johnson,
                           Senior Vice President, Strategic Planning and Corporate Growth
                           Facsimile No.: (314) 645-4705

                           with a copy to:

                           K-V Pharmaceutical Company
                           2503 South Hanley Road
                           St. Louis, MO 63144
                           Attention: Marc S. Hermelin,
                           Vice Chairman of the Board and Chief Executive
                           Officer
                           Facsimile No.: (314) 645-4705

                           and to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           12 E. 49th Street, 30th Floor
                           New York, NY 10017
                           Attention: Len Jacoby, Esq.
                           Facsimile No.: (212) 999-5899

                  (b) if to FP1096 or the Seller Representative, to:

                           FP1096
                           37 West Avenue, Second Floor
                           Wayne, PA 19087
                           Attention: Chief Executive Officer
                           Facsimile No.: (610) 995-0825

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           1701 Market Street
                           Philadelphia, PA  19103
                           Attention: Manya S. Deehr
                           Facsimile No.: (215) 963-5001

         8.4 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table


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

of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.6 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing.

         8.7 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the License Agreement, the Related Agreements, the Exhibits hereto, the FP1096 Disclosure Letter and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other Person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that K-V may without consent delegate its obligations hereunder to its Affiliates as long as K-V remains ultimately liable for all of K-V's obligations hereunder and may assign and otherwise transfer its rights and obligations hereunder, in whole or in part, including without limitation its rights under Section 5.7.

         8.8 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.9 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         8.10 GOVERNING LAW; VENUE. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflict of law principles which would cause the laws of any other jurisdiction to be applicable hereto, except for the corporate acts of the Merger and Spin Off which shall be governed by and construed under the laws of the Commonwealth of Pennsylvania. With respect to any suit, action or proceeding relating to this Agreement (each a "Proceeding"), each of the parties hereto: (i) irrevocably agrees and
 ----------
consents to the exclusive jurisdiction and venue of the United States District Court for the District of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, (ii) agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware, and
(iii) waives and covenants not to assert or plead any objection which it may have at any time to the laying of venue in any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party.

         8.11 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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         IN WITNESS WHEREOF, K-V, K-V Sub, FP1096 and FemmePharma have caused this Agreement to be signed, all as of the date first written above.



                                     K-V PHARMACEUTICAL COMPANY


                                     By:
                                        ---------------------------------------
                                     Name: Alan G. Johnson
                                     Title: Senior Vice President



                                     KESTREL-FALCON ACQUISITION CORPORATION


                                     By:
                                        ---------------------------------------
                                     Name: Alan G. Johnson
                                     Title: President, Secretary and Treasurer



                                     FP1096, INC.


                                     By:
                                        ---------------------------------------
                                     Name: Gerianne M. Tringali DiPiano
                                     Title: President



                                     FEMMEPHARMA HOLDING COMPANY, INC.


                                     By:
                                        ---------------------------------------
                                     Name: Gerianne M. Tringali DiPiano
                                     Title: President






               SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER